                          SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              The IT Group Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           [LOGO OF IT GROUP, INC.]

                              THE IT GROUP, INC.
                            2790 Mosside Boulevard
                     Monroeville, Pennsylvania 15146-2792

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

  The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of The IT Group, Inc. (the "Company") will be held at The IT Group, Inc., located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792 on June 8, 2000, at 9:00 a.m. Eastern time, for the following purposes:

  1. To elect five (5) directors to hold office until the Annual Meeting of Stockholders in the year 2001 and until their successors are elected and qualified;

  2. To consider and vote upon the approval of the Company's 2000 Stock Incentive Plan; and

  3. To transact such other business as may properly come before the Annual Meeting.

  Holders of record of the Company's "Common Stock" and "Convertible Preferred Stock" (both as defined) at the close of business on April 18, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, from May 26, 2000 until June 7, 2000 at the Company's executive offices located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792.

  Each stockholder is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw the proxy and vote personally on each matter brought before the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ James G. Kirk
                                          James G. Kirk
                                          Secretary

May 1, 2000
Monroeville, Pennsylvania


[Recycled Logo]

                              THE IT GROUP, INC.
                            2790 Mosside Boulevard
                     Monroeville, Pennsylvania 15146-2792

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 8, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The IT Group, Inc., a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. Eastern time, on Thursday, June 8, 2000, at The IT Group, Inc., located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement, together with the proxy and the 2000 Annual Report to Stockholders, will first be mailed to the Company's stockholders on or about May 3, 2000.

                       VOTING SECURITIES OF THE COMPANY

  The authorized voting securities of the Company for purposes of the Annual Meeting (as of the record date of April 18, 2000) consist of :

  1. 22,906,562 issued and outstanding shares of the Company's 50,000,000 authorized shares of Common Stock, par value $0.01 per share (the "Common Stock");

  2. 46,095 issued and outstanding shares of 6% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") of the Company's 180,000 authorized shares of preferred stock, par value $100 per share.

 Common Stock

  Holders of shares of Common Stock are entitled to one vote for each share held of record on the record date on all matters submitted to a vote of the stockholders, except in connection with the election of Common Stock Directors, in which case holders of shares of Common Stock have cumulative voting rights.

 Convertible Preferred Stock

  Holders of shares of Convertible Preferred Stock generally have the right to vote (on an as-converted basis) as a single class with the holders of shares of Common Stock and other classes or series of stock entitled to vote as a single class with the Common Stock, on all matters submitted to a vote of stockholders except (a) matters for which class voting is required by law or under the Company's Certificate of Incorporation and (b) during the five-year period ending on November 20, 2001, with respect to the election of the directors required to be elected by holders of the Common Stock. In any vote with respect to which holders of shares of Convertible Preferred Stock have the right to vote as a single class with the holders of shares of Common Stock, each share of Convertible Preferred Stock is entitled to cast the number of votes equal to the number of votes which could be cast in that vote by a holder of the number of shares of Common Stock into which that share of Convertible Preferred Stock is convertible on the date of that vote. Shares of Convertible Preferred Stock may at any time, at the option of the holders of those shares, be converted into shares of Common Stock. Each share of the Convertible Preferred Stock is currently convertible into shares of Common Stock at the rate of 131.75 per share of Convertible Preferred Stock, subject to adjustment under certain circumstances.

                             VOTING AT THE MEETING

  The close of business on April 18, 2000 has been fixed as the record date for determination of holders ("Stockholders") of the Company's Common Stock and Convertible Preferred Stock entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 22,906,562 shares of Common Stock and 46,095 shares of Convertible Preferred Stock convertible into 6,073,122 shares of Common Stock. The presence, either in person or by proxy, of persons entitled to cast a majority of such 28,979,684 votes constitutes a quorum for the transaction of business at the Annual Meeting.

  With regard to the election of "Common Stock Directors" (as defined below), votes by holders of the Company's Common Stock may be cast in favor of or withheld from nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of Common Stock Directors. Abstentions on returned proxies are counted as shares present in the determination of whether the shares of stock represented at the Annual Meeting constitute a quorum. Each proposal is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy for the Annual Meeting bearing a later date or (iii) delivering written notice of revocation to the Secretary of the Company prior to use of the enclosed proxy at the Annual Meeting.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

Board of Directors

  Pursuant to the terms of the agreements under which the Convertible Preferred Stock was purchased in 1996 (the "Investment") by investors affiliated with The Carlyle Group (collectively, "Carlyle"), a private merchant bank headquartered in Washington, D.C., Carlyle is entitled to elect a majority of our Board of Directors, until November 20, 2001, which date is five years from the consummation of the Investment (the "Five-Year Period"), provided that Carlyle continues to own at least 20% of the voting power of the Company. The Investment agreements also provide that the number of directors comprising our Board will be an odd number. A majority of the directors (the "Preferred Stock Directors") will be elected by the holders of the Convertible Preferred Stock acting by written consent and without a meeting of the Common Stock holders, and the remaining directors (the "Common Stock Directors") will be elected by the Common Stock holders. The Preferred Stock Directors serve for annual terms. The Investment agreements also provide that at least two of the directors elected by the holders of the Common Stock will have no employment or other relationship with us or Carlyle, other than their positions as directors of the Company. During the Five-Year Period, holders of the Convertible Preferred Stock will not participate in elections of the Common Stock Directors and the Preferred Stock Directors will not have the right to vote on the election of any director to fill a vacancy among the Common Stock Directors. At the end of the Five-Year Period, provided that Carlyle continues to own at least 20% of the voting power of the Company, holders of the Convertible Preferred Stock will be entitled to elect the largest number of directors which is a minority of the directors and to vote with the Common Stock holders (as a single class) on the election of the remaining directors. Additionally, the holders of the Convertible Preferred Stock, in the event they no longer have the right to elect at least a minority of the directors, will have the right (voting as a class with holders of our 7% Cumulative Convertible Exchangeable Preferred Stock, par value $100 per share, and any other parity stock) to elect two directors to the Board in the event we fail to make payment of dividends on the Convertible Preferred Stock for six dividend periods.

  Pursuant to a Unanimous Written Consent of the Board of Directors of the Company dated as of May 14, 1999, all members of the Company's Board consented to increase the authorized number of Directors to eleven (11), and nominated Dr. Francis J. Harvey for election as an additional Common Stock Director. As noted, under the terms of the Company's Convertible Preferred Stock, Carlyle currently has the right to elect the smallest number of Directors that constitutes a majority of the Board of Directors. Therefore, Carlyle, which currently elects five (5) of the Company's directors, has the right to elect a Director to fill one vacancy created by the expansion of the Board to eleven
(11) directors. Carlyle advised the Company in writing that it did not presently intend to elect a sixth Preferred Stock Director, although it reserved its rights to do so at any time for any reason so long as it satisfied the ownership test described above. Accordingly, after Dr. Harvey's election at the 1999 Annual Meeting, the Board of Directors of the Company consists of ten (10) Directors, i.e., five (5) Preferred Stock Directors and five (5) Common Stock Directors, subject to Carlyle's right later to fill the one vacancy on the Board of Directors by electing an additional Preferred Stock Director.

  Under the Company's Certificate of Incorporation, holders of the Company's Common Stock are entitled to cumulate voting rights in the election of Common Stock directors. Under cumulative voting, each holder of the Company's Common Stock is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock the stockholder is entitled to vote. Such votes may be cast for one nominee or distributed among two or more candidates. The candidates for election receiving the highest number of affirmative votes of the shares entitled to vote for them up to the number of directors to be elected by those shares will be elected.

  No stockholder shall be entitled to cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting. In voting by proxy, a stockholder is conferring upon the proxyholders the discretionary authority to cumulate votes in electing directors. If any person is properly nominated for director other than the nominees set forth in the table above, the persons named in the accompanying proxy may vote at their discretion cumulatively for less than all the nominees set forth.

  Directors serve for one (1) year terms. The names of the nominees for election as Common Stock Directors, who have been nominated by the Board of Directors, and the names of the Preferred Stock Directors, who are not subject to election by the Common Stock, are set forth in the following table. Should any nominee become unavailable to serve, the proxies solicited hereby may be voted for election of such other persons as shall be nominated by the Board of Directors.

                                                                Term to Director of the
Name                      Age         Current Position          Expire  IT Group Since
----                      ---         ----------------          ------- ---------------
Nominees for term
 expiring in 2001:

Anthony J. DeLuca (1)...   52 Director, Chief Executive Officer
                              and President                      2000        1996

Francis J. Harvey
 (1)(2).................   56 Director                           2000        1999

James C. McGill (3).....   56 Director                           2000        1990

Richard W. Pogue (3)....   72 Director                           2000        1998

Charles W. Schmidt (2)..   72 Director                           2000        1998

Preferred Stock
 Directors:

Daniel A. D'Aniello
 (1)(2)(4)..............   53 Director and Chairman of the
                              Board (non-officer position)       2000        1996

Philip B. Dolan (2)(4)..   42 Director                           2000        1996

E. Martin Gibson (3)(4).   62 Director                           2000        1994

Robert F. Pugliese
 (3)(4).................   67 Director                           2000        1996

James David Watkins
 (2)(4).................   73 Director                           2000        1996

--------
(1)  Member of Executive Committee

(2)  Member of Compensation Committee.

(3)  Member of Audit Review Committee.

(4) The Preferred Stock Directors serve for annual terms. The holders of the Convertible Preferred Stock have indicated to the Company their intention to reelect, on or before the date of the Annual Meeting, Mr. D'Aniello, Mr. Dolan, Mr. Gibson, Mr. Pugliese, and Admiral Watkins each to serve an annual term to expire in 2001.

Background of the Nominees and Preferred Stock Directors:

  Mr. D'Aniello has been a Managing Director of Carlyle since 1987. Mr. D'Aniello was Vice President, Finance and Development for Marriott Corporation, a hospitality company, from 1981 to 1987. He currently serves on the Board of Directors for GTS Duratek, Inc., Baker & Taylor, Inc., and PRA International, Inc. Mr. D'Aniello is Chairman of GTS Duratek, Inc. and Vice Chairman of Baker & Taylor, Inc.

  Mr. DeLuca was named Chief Executive Officer and President on July 22, 1997 and President and Acting Chief Executive Officer and a Director as of July 1, 1996. Prior to that, Mr. DeLuca had been Senior Vice President and Chief Financial Officer of the IT Group since March 1990. Before joining us Mr. DeLuca had been a senior partner at the public accounting firm Ernst & Young LLP.

  Mr. Dolan has been a Principal of Carlyle since 1998. Before that, he was a Vice President of Carlyle from 1989. He also serves on the Board of Directors of Baker & Taylor, Inc. Prior to joining Carlyle, Mr. Dolan was an investment analyst and fund manager with the Trust Division of the Mercantile-Safe Deposit and Trust Company and was engaged in management consulting and practiced public accounting with Seidman & Seidman. Mr. Dolan is a Certified Public Accountant.

  Mr. Gibson served as Chairman of the Board of Directors, a non-officer, non-employee position, from April 6, 1995 until his resignation as Chairman upon completion of the Investment. From 1990 until December 1994, Mr. Gibson served as Chairman of Corning Life Sciences, Inc., a subsidiary of Corning Incorporated. Mr. Gibson served in various other senior management capacities with Corning Incorporated during his 32 year career there, including as a Senior Vice President and General Manager of Corning Medical and Scientific Division from 1980 until 1983, and as Group President of Corning Consumer Products and Laboratory Sciences from 1983 until 1990. From 1983 to 1994, Mr. Gibson served on the Board of Directors of Corning Incorporated. Mr. Gibson also serves on the Board of Directors of Hardinge, Inc.

  Dr. Harvey is a management consultant. He served Westinghouse Corporation for 28 years, most recently as the Chief Operating Officer of Westinghouse's Industries and Technology Group in 1996-1997. Dr. Harvey has also served as the President of Westinghouse's Electronic Systems Group from 1995 to 1996, President of its Government and Environmental Services Company from 1994 to 1995, and as its Vice President of Science and Technology from 1993 to 1994. Dr. Harvey was chosen as a White House Fellow and served as Special Assistant to the Secretary of Defense from 1978 to 1979. Dr. Harvey also serves on the Boards of GTS Duratek, Inc., Powerize.com, Kuhlman Electric Corp., ArtMetropolis.com, Inc., ILT Corp. and Timoline Corp.

  Mr. McGill is currently, and has been for at least five years, a private investor. He served as Chairman of McGill Environmental Systems, Inc. from 1970 to 1987. Mr. McGill serves on the Board of Trustees of the University of Tulsa and on the Boards of Directors of two private corporations that are engaged in venture capital and health exercise equipment businesses.

  Mr. Pogue is a consultant with Dix & Eaton, a public relations firm. Effective June 30, 1994, Mr. Pogue retired as Senior Partner of the law firm of Jones, Day, Reavis & Pogue, Cleveland, Ohio, of which he had been a partner since 1961. Mr. Pogue is also a Director of Continental Airlines, Inc., Derlan Industries Limited, M.A. Hanna Company, Rotek Incorporated and TRW Inc.

  Mr. Pugliese has been Special Counsel to Eckert Seamans Cherin & Mellott since 1993. Mr. Pugliese was Executive Vice President, Legal and Corporate Affairs for Westinghouse Electric Corporation and served as General Counsel from 1976 to 1992. Mr. Pugliese is a member of the Association of General Counsel. Mr. Pugliese has served as Secretary to the Board of Directors of Westinghouse Electric Corporation and Chairman of the Board of Trustees at the University of Scranton, and served as a Director of OCWEN Asset Investment Corporation and St. Clair Memorial Hospital.

  Mr. Schmidt retired in January 1991 as Senior Vice President, External Affairs of Raytheon Company, a broadly diversified manufacturer of industrial and consumer products, and was formerly President and Chief Executive Officer of SCA Services, Inc., a company that provided waste management-related services and previously was President and Chief Executive Officer of S.D. Warren Company, a division of Scott Paper Company. Mr. Schmidt also serves as a trustee of the Massachusetts Financial Services Family of Mutual Funds and is a Director of Mohawk Paper Company.

  Admiral Watkins has been the President of the Joint Oceanographic Institutions, Inc. since 1993 and President of Consortium Oceanographic Research and Education since 1994. Admiral Watkins was Secretary of Energy of the United States from 1989 to 1993. Prior to his appointment as Secretary of Energy, Admiral Watkins served as Director of Philadelphia Electric Company and VESTAR, Inc. (a pharmaceutical company), and was a consultant to the Carnegie Corporation of New York. From 1982 to 1986, he served as the Chief of Naval Operations, capping a career spanning nearly four decades. Admiral Watkins was also appointed to chair the Presidential Commission on AIDS from 1987 to 1988. He was a Trustee of the Carnegie Corporation of New York from 1993 to 1998. Admiral Watkins currently serves as a Director of GTS Duratek, Inc.

Meetings of the Board of Directors and Committees

  During the period December 25, 1998 through December 31, 1999, the end of the Company's last fiscal year, the Company's Board of Directors held seven meetings. During such fiscal year, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

  The Company's Executive Committee held one meeting during the period from December 25, 1998 through December 31, 1999. The Executive Committee manages the business and affairs of the Company between regularly scheduled Board Meetings.

  The Company's Audit Committee held five meetings from December 25, 1998 through December 31, 1999. The Audit Committee makes recommendations to the Board of Directors concerning the selection of the Company's independent auditors and reviews with the independent auditors the scope and results of the annual audit.

  The Company's Compensation Committee held five meetings from December 25, 1998 through December 31, 1999. The Compensation Committee reviews salaries, bonuses and other aspects of executive compensation and administers the Company's stock incentive and other compensation plans.

Compensation of Directors

  Retainer Fees. Non-employee directors each receive compensation of approximately $35,000 per calendar year, consisting of a retainer fee of $6,000 per quarter and a board meeting fee of $2,750 for each board meeting attended (no additional compensation is given for attendance at committee meetings). Directors' compensation may be paid in cash and/or stock as determined by the Executive Committee. Payments on account of directors fees earned by Messrs. D'Aniello and Dolan are paid directly to Carlyle.

  Chairman of the Board. The Chairman of the Board of Directors serves as a member or ex-officio member of all committees of the Board and is required to spend significant time on Company matters. The chairmanship is a non-officer, non-employee position. Upon completion of the Investment, Carlyle named one of the Preferred Stock Directors, Mr. Daniel A. D'Aniello, Chairman of the Board. Mr. D'Aniello is compensated for his services at the rate of $120,000 per calendar year, in lieu of the non-employee director fees described above.

  Stock Options. The purpose of the Company's Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan") is to enable the Company and its subsidiaries to attract, retain and motivate employees by providing for or increasing their proprietary interests in the Company, and to attract non-employee directors and further align their interests with those of the stockholders by providing for or increasing their proprietary interests in the Company. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 1996 Plan. Pursuant to the terms of the 1996 Plan, grants of stock options to non-employee directors are within the discretion of the Compensation Committee, however, no grants have been made to non-employee directors. As of April 18, 2000, the maximum number of shares authorized for issuance under the 1996 Plan is 1,786,191.

  Retirement Plan. Prior to the consummation of the Investment, the Company maintained a retirement plan for non-employee directors and under certain circumstances directors who met the plan's length of service requirements were entitled to an accelerated lump sum payment upon a change of control such as the change of control resulting from the Investment. In connection with the Investment, however, each of the then non-employee directors of the Company acknowledged and agreed to a modification of the right to receive the accelerated lump sum payment. The payments to be received by non-employee directors pursuant to the amended plan are significantly less than the lump sum payments that were waived. Pursuant to the plan, as amended, Mr. Gibson is to receive $16,000 in annual benefits, for a total of $80,000, and Mr. McGill is to receive $40,000 in annual benefits, for a total of $200,000, payable in monthly installments over five years until November 2001, on account of their service as directors prior to the Investment.

                                  PROPOSAL 2

                            APPROVAL OF ADOPTION OF
                           2000 STOCK INCENTIVE PLAN

  At the Annual Meeting, stockholders will be asked to approve the Company's 2000 Stock Incentive Plan (the "2000 Plan"), which was adopted by the Board of Directors in March 2000, subject to approval by the Company's stockholders. The Company's Board of Directors considers the 2000 Plan to be important to the Company's ability to appropriately compensate its officers and key employees as the Company's operations continue to expand through acquisitions and internally generated growth. In this respect, the 2000 Plan will further implement the objectives pursued under the 1996 Plan. The 1996 Plan ceases to be available for new awards on November 20, 2001. Of the 1,786,191 shares authorized under the 1996 Plan, only 28,802 were available for grant on April 18, 2000. The 2000 Plan also provides for limited option grants to the Company's directors, in order to more closely align their compensation to increases in stockholder value.

VOTE REQUIRED

  Approval of the 2000 Plan requires the affirmative vote of a majority of the shares of Common Stock and of the Convertible Preferred Stock voting on an as-converted basis, present or represented by proxy and entitled to vote at the Annual Meeting.

SUMMARY OF THE NEW PLAN

  The following summary of the main features of the 2000 Plan is qualified in its entirety by reference to the complete text of the 2000 Plan, which is set forth as Appendix I to this Proxy Statement.

                                    GENERAL

  The 2000 Plan authorizes the grant and issuance of three different types of
Awards:

  . Stock Options, which can qualify as "incentive stock options" under the Tax Code or as "non-qualified stock options;"

  . Incentive Stock, which is stock the grant, issuance, retention, vesting and/or transferability of which may be subject to various terms and conditions; and

  . Incentive Bonuses, which are performance bonuses paid in either cash or stock.

  The 2000 Plan has a number of special terms and limitations, including:

  . The exercise price for stock options granted under the plan generally must equal the Company's stock price on the date the option is granted;

  . The number of shares available for issuance increases annually, during the life of the plan, to only 2% of the number of Common Stock shares (the "Shares") the Company has issued and outstanding on the first day of fiscal years 2001, 2002, 2003, 2004, and 2005;

  . The 2000 Plan states that stock options granted under it can not be "repriced", as defined in the 2000 Plan;

  . Awards may not be granted under the 2000 Plan after the fifth anniversary of stockholder approval of the plan;

  . Nonemployee directors participate under the 2000 Plan only through their eligibility to receive a limited number of options; and

  . Stockholder approval is required for certain types of amendments to the 2000 Plan.

  The 2000 Plan is designed to enable the Company to attract, retain and motivate principally its directors, officers and other senior management and technical personnel, and to further align their interests with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such persons in the Company.

  The 2000 Plan has various provisions so that Awards under it may, but need not, qualify for an exemption from the "short swing liability" provisions of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Tax Code. However, stockholder approval of the class of eligible participants, the per person annual award limitations and the "Qualifying Performance Criteria" which may be used under the 2000 Plan is required in order for awards under the 2000 Plan to qualify as "performance based compensation" under Tax Code
Section 162(m).

                                  ELIGIBILITY

  Any person who is an employee (as that term is defined under SEC Form S-8, which is used for registering compensatory stock arrangements under the Securities Act) or prospective employee of the Company or any of its affiliates is eligible to be selected as a recipient of an Award under the 2000 Plan. Nonemployee directors are eligible to participate under the 2000 Plan solely for purposes of receiving initial and annual stock option grants that are described below. The Compensation Committee of the Board of Directors has not yet determined how many individuals are ultimately to participate in the 2000 Plan, but currently there are approximately 447 individuals holding awards granted under the 1996 Plan. While it is generally expected that the same categories of executives, senior management and technical personnel who participate under the 1996 Plan will be eligible to participate under the 2000 Plan, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions or are expected to make significant contributions to the Company.

                                ADMINISTRATION

  The 2000 Plan will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors may exercise any authority of the Committee under the 2000 Plan in lieu of the Committee's exercise thereof. The Committee may designate subcommittees and may delegate certain administrative functions to others.

  Subject to the express provisions of the 2000 Plan, the Committee has broad authority to administer and interpret the 2000 Plan, including, without limitation, authority to determine who is eligible to participate in the 2000 Plan and to which of such persons, and when, Awards are granted under the 2000 Plan, to determine the number of shares of Common Stock subject to Awards, the exercise or purchase price of such shares under an Award and the other terms and conditions applicable to Awards, to establish, verify the satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to Awards, to prescribe and amend the terms of the documents evidencing Awards made under the 2000 Plan, to interpret, construe and adopt rules relating to the plan, and to make all other determinations deemed necessary or advisable for the administration of the 2000 Plan.

                         STOCK SUBJECT TO THE NEW PLAN

  The aggregate number of Shares initially available for issuance under the 2000 Plan is 455,000. As of April 18, 2000, the closing price of the Common Stock on the New York Stock Exchange was $6.50.

  The number of Shares available under the 2000 Plan increases under several circumstances. First, in order to provide for Awards in future years as past grants vest or result in share issuances, the number of Shares available for issuance under the 2000 Plan increases as of the first day of fiscal years 2001, 2002, 2003, 2004, and 2005 by 2% of the number of Shares the Company has issued and outstanding on each such date. Any Shares from these annual increases that are not subject to Awards granted during the year in which they are first made available will be available for issuance under Awards granted in subsequent years.

  The number of Shares subject to the 2000 Plan and to outstanding Awards under the 2000 Plan also will be appropriately adjusted by the Committee if the Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of Shares issued under the 2000 Plan, only the number of Shares actually issued upon exercise or settlement of an Award and not delivered to or retained by the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted.

                                    AWARDS

  The 2000 Plan authorizes the grant and issuance of the following types of
Awards: Stock Options, Incentive Bonuses, and Incentive Stock. In addition, special provisions apply to the grant of Stock Options to nonemployee directors. No Award may be granted pursuant to the 2000 Plan more than 5 years after the date of stockholder approval of the 2000 Plan.

  Stock Options. Subject to the express provisions of the 2000 Plan and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of Shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the 2000 Plan, as may be determined from time to time by the Committee. The 2000 Plan expressly provides that the Company can not "reprice" options. The exercise price for options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that (i) the exercise price of an option may be higher or lower in the case of options granted to employees of a company acquired by the Company in assumption or substitution of options held by such employees at the time such company is acquired, and (ii) in the event an employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company Shares of Common Stock, by a reduction in the number of Shares issuable pursuant to such option, or by payment through an arrangement with a stock broker to pay over proceeds from the sale of Shares issuable under a Stock Option. Options granted under the 2000 Plan may be either incentive stock options ("ISOs") qualifying under Section 422 of the Tax Code or non-qualified stock options ("NQSOs"), which are not intended to qualify as ISOs.

  Incentive Bonuses. The 2000 Plan authorizes the grant of Incentive Bonuses pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified by the Committee. Incentive Bonuses may be paid in either cash or in Shares, and payment in cash does not affect the number of Shares available under the 2000 Plan. Subject to the express provisions of the 2000 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Incentive Bonus, including the target and maximum amount payable to a Participant as an Incentive Bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria that determines the amount payable under an Incentive Bonus, the fiscal year or other period as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an Incentive Bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the 2000 Plan, as the Committee may determine from time to time. All or any portion of an Incentive Bonus may be designed to qualify as "performance based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more "Qualifying Performance Criteria" (as defined below). Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

  Incentive Stock. Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which shall occur at such time and in such installments as determined by the Committee or under criteria (including performance conditions) established by the Committee. Subject to the express provisions of the 2000 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any Incentive Stock Award, including the number of Shares subject to an Incentive Stock Award or a formula for determining such, the purchase price, if any, for the Shares (which may be below fair market value), the conditions that determine the number of Shares granted, issued, retainable and/or vested, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the 2000 Plan, as may be determined from time to time by the Committee. Incentive Stock may be granted, issued, retainable and/or vested based upon continued employment, the passage of time or the satisfaction of performance criteria, as specified by the Committee. The performance criteria upon which Performance Shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Incentive Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

  Nonemployee Director Stock Options. Nonemployee directors participate under the 2000 Plan only through the receipt of initial and annual option grants. The 2000 Plan provides that upon first joining the Board and annually thereafter each nonemployee directors may receive a stock option grant for a number of Shares specified by the Committee or the Board. The total number of Shares subject to options granted to any one nonemployee director during any calendar year can not exceed 5,000. The 2000 Plan expressly provides that the Company can not "reprice" options. The exercise price for options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except that in the event a nonemployee director is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of the Common Stock on the date the option is granted. Subject to the foregoing, the Committee determines the date of grant of nonemployee director options, the vesting and/or exercisability provisions of such options and the exact number of Shares subject to such options.

           QUALIFYING PERFORMANCE CRITERIA AND SECTION 162(m) LIMITS

  Subject to stockholder approval of the 2000 Plan, the performance criteria for any Incentive Bonus or any Incentive Stock that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation, and amortization), (c) stock price, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue and (n) market share. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

  The aggregate number of Shares issuable under all Options and Incentive Stock Awards granted under the 2000 Plan during any calendar year to any one Eligible Person may not exceed 200,000, unless such limitation is not required under Section 162(m) of the Code. The maximum amount payable pursuant to that portion of an Incentive Bonus Award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) may not exceed $1,500,000.

                               CHANGE OF CONTROL

  The Committee may provide, either at the time an Option is granted or thereafter, that a Change of Control shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, either at the time an Award is granted or thereafter, the Committee may but need not provide that if a Change of Control occurs, Awards will become exercisable, payable, vested, paid, or canceled, and the Committee may (1) accelerate the time at which Awards then outstanding may be exercised or settled in full for a limited period of time, after which time all unexercised or unsettled Awards will terminate, (2) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term, (3) require the mandatory surrender to the Company of outstanding Awards which may be canceled in exchange for an amount of cash equal to the excess of the fair market value of the aggregate Shares subject to such Award over the aggregate exercise or purchase price for such Shares, or (4) allow the Award to be adjusted as provided in Section 10.2. For these purposes, the term "Committee" means the Committee as constituted prior to the occurrence of the Change of Control.

  A change of control is defined to include (a) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors and/or were elected by the holders of the Company's Cumulative Convertible Participating Preferred Stock cease to constitute a majority of the directors of the Company (provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board is counted as having been nominated by the Board of Directors for this purpose); (b) a reorganization, merger or consolidation of the Company the consummation of which results in the outstanding securities of any class then subject to the Award being exchanged for or converted into cash, property and/or securities not issued by the Company, (c) the acquisition of substantially all of the property and assets of the Company by any person or entity; (d) the dissolution or liquidation of the Company; (e) the date of the first public announcement that any person or entity, together with all Affiliates and Employees (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 35% or more of the voting power of the Company (provided that the terms "person" and "entity", as used in these provisions, do not include (i) the Company, any of its subsidiaries, The Carlyle Group and its Affiliates,
(ii) any employee benefit plan of the Company or any of its subsidiaries, or
(iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan); or (f) any other event specified by the Committee, regardless of whether at the time an Option is granted or thereafter.

           TRANSFERABILITY AND OTHER PROVISIONS APPLICABLE TO AWARDS

  Generally, Awards granted under the 2000 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family. The 2000 Plan also provides that the Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of Shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award. Finally, the 2000 Plan does not limit the Company's right to make other arrangements to provide stock options and other forms of compensation arrangements as it determines appropriate.

                          AMENDMENTS AND TERMINATION

  The Board of Directors may amend, alter or discontinue the 2000 Plan or any agreement evidencing an Award made under the 2000 Plan, but (except with respect to adjustments to reflect stock splits, stock dividends and other antidilution adjustments) no such amendment shall, without the approval of the stockholders of the Company: (a) increase the maximum number of Shares of Common Stock for which Awards may be granted under the 2000 Plan; (b) reduce the price at which Stock Options may be granted; (c) reduce the exercise price of outstanding Options; (d) extend the term of the 2000 Plan; (e) change the class of persons eligible to participate under the 2000 Plan; (f) increase the number of Shares subject to Nonemployee Director Options granted to a Nonemployee Director under the 2000 Plan; (g) increase the percentage of Shares that are eligible for issuance under Incentive Bonuses and Incentive Stock Awards; or (h) after any change of control, impair the rights of any Award holder without such holder's consent.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion of the federal income tax consequences of the 2000 Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the 2000 Plan or of Awards thereunder. Because the federal income tax rules governing Awards and related payments are complex and subject to frequent change, and they depend on the Participant's individual circumstances, Participants are advised to consult their tax advisors prior to exercise of options or other Awards or dispositions of stock acquired pursuant to Awards.

  ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

  An optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the fair market value of the Shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax, and thus an optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If an optionee holds the Shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the Shares (which generally equals the exercise price). If an optionee disposes of Shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the Shares (usually the exercise price) or (ii) the difference between the fair market value of the Shares on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the Shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the Shares in an amount equal to the ordinary income recognized by the optionee.

  An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the Shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the Shares is long-term capital gain if the Shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

  Participants generally are required to recognize ordinary income with respect to Incentive Stock equal to the fair market value of the Shares (less any amount paid to acquire the Shares) when the Shares are both received and no longer subject to vesting restrictions, except that a Participant who receives Incentive Stock that is subject to vesting restrictions and who properly makes an election under Section 83(b) of the Code (an "83(b) election") within 30 days of receipt will recognize ordinary income based on the value of the underlying Shares (determined without regard to the vesting restrictions) on the date of initial receipt (as opposed to the date of vesting) and may treat appreciation subsequent to the date of receipt as capital gain (depending on the holding period for the Shares). Participants receiving Incentive Stock should consult their tax advisors regarding the ability and advisability of making the 83(b) election, including the limitations on claiming a loss if the Shares decline in value or are forfeited after receipt. The Company generally receives a deduction equal to the ordinary income recognized by the recipient of Incentive Stock.

  Certain officers, directors and significant stockholders of the Company who are subject to Section 16(b) of the Exchange Act should consult their tax advisors regarding the effect of Section 16(b) on the amount and timing of income to be recognized in connection with an Award, including the ability and advisability of making an 83(b) election in connection with an Award.

  Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the 2000 Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the Award. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carryover basis in the Shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above. The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an Award, and may require the Participant to pay such taxes as a condition to exercise of an Award.

  The terms of the agreements or other documents pursuant to which specific Awards are made under the 2000 Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the Participant, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a Participant will be subject to a non-deductible 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. Participants should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

  As described above, Awards under the 2000 Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1,000,000 and paid to a Covered Employee (as defined in Section
162). Compensation for any year that is attributable to an Award granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1,000,000.

                                INITIAL GRANTS

  The Committee has full discretion to determine the timing and recipients of any stock option grants under the 2000 Plan and the number of Shares subject to any such options that may be granted under the 2000 Plan, subject to an annual limitation on the total number of options that may be granted to any optionee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group, the nonemployee directors and all other senior management or technical personnel under the 2000 Plan are not presently determinable.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NEW PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                        BENEFICIAL OWNERSHIP OF SHARES

  The following table sets forth information as of April 18, 2000 with respect to beneficial ownership of (a) Common Stock, (b) Depositary Shares, each representing 1/100 of a share of 7% Preferred Stock (the "Depositary Shares"),
(c) Convertible Preferred Stock and (d) the warrants (the "Warrants") to purchase up to 1,250,000 shares of Common Stock (at a current exercise price of $11.39 per share), by (w) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock (based solely on information contained in Schedules 13D, -G, or -F filed by such persons and delivered to the Company), Depositary Shares, Convertible Preferred Stock or Warrants, (x) each director of the Company, (y) the named executive officers of the Company and (z) all directors and persons serving as executive officers of the Company as a group. To our knowledge, none of the directors or executive officers own any, and no one else beneficially owns 5% or more, of the 8% Convertible Subordinated Debentures previously issued by OHM Corporation (the "Debentures") or Debentures convertible into 5% or more of the Common Stock.

                                                                                 Amount and
                           Amount and                  Amount and                Nature of    Percent of
                           Nature of      Percent of   Nature of    Percent of   Beneficial  Convertible
                           Beneficial       Common     Beneficial   Depositary  Ownership of  Preferred
                          Ownership of      Stock     Ownership of    Shares    Convertible     Stock
                             Common      Beneficially  Depositary  Beneficially  Preferred   Beneficially
Name                      Stock(1)(2)      Owned(2)      Shares       Owned        Stock        Owned
----                      ------------   ------------ ------------ ------------ ------------ ------------
TCG Holdings, L.L.C.....   6,556,061(3)     22.40%                                 41,263       89.52%
Carlyle Investment
 Management, L.L.C......     766,954(4)      3.27%                                  4,832       10.48%
T. Rowe Price
 Associates, Inc. (5)...   1,925,100          8.4%
Osterweis Capital
 Management, Inc., et
 al. (6)................   1,449,478         6.37%
Daniel A. D'Aniello (7).           0          --
Philip B. Dolan (7).....           0          --
E. Martin Gibson........       7,851            *        5,000           *
Francis J. Harvey.......       5,000            *
James C. McGill (8).....      21,338            *        1,000           *
Richard W. Pogue........      69,841(9)         *
Robert F. Pugliese......       2,966            *
Charles W. Schmidt......      15,940            *
James D. Watkins........       2,966            *
Anthony J. DeLuca.......     369,940         1.61%
David L. Backus.........      54,377            *
M. Scott Bonta..........      52,398            *
Gary L. Gardner.........      56,557            *
Enzo M. Zoratto.........      64,821            *
All directors and
 executive
 officers as a group (21
 persons) (10)..........   1,108,104         4.78%

--------
*  Less than 1%

(1) The number of shares of Common Stock beneficially owned includes shares of Common Stock in which the persons set forth in the table have either investment or voting power. Unless otherwise indicated, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power, subject to community property laws where applicable. The number of shares beneficially owned also includes shares that the following individuals have the right to acquire within 60 days of April 18, 2000 upon exercise of stock options (and conversion of Depositary Shares in the case of Messrs. Gibson and McGill) in the following amounts: (i) 2,500 shares upon exercise of options and 5,351 shares upon conversion of the Depositary Shares as to Mr. Gibson, (ii) 2,500 shares upon exercise of options and 1,070 shares upon conversion of the Depositary Shares as to Mr. McGill, (iii) 55,760 shares as to Mr. Pogue, (iv) 13,940 shares as to Mr. Schmidt, (v) 78,891 shares as to Mr. DeLuca, (vi) 4,500 shares as to Mr. Backus, (vii) 5,648 shares as to Mr. Bonta, (viii) 9,557 shares as to Mr. Gardner, and
   (ix) 14,547 shares as to Mr. Zoratto.

(2) For the purposes of determining the number of shares of Common Stock beneficially owned, as well as the percentage of outstanding Common Stock held, by each person or group set forth in the table, the number of such shares is divided by the sum of the number of outstanding shares of Common Stock on April 18, 2000 plus (i) the number of shares of Common Stock subject to options exercisable currently or within 60 days of April 18, 2000 by such person or group, (ii) shares of Common Stock into which persons who hold Depositary Shares or Convertible Preferred Stock may convert such security (or otherwise obtain Common Stock), and/or receive Common Stock upon exercise of Warrants, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (Rule 13d-3(d)(1)). Depositary Shares may be converted at any time into Common Stock at the ratio of 1.0702 shares of Common Stock for each Depositary Share. The Convertible Preferred Stock may be converted at any time into Common Stock at the ratio of 131.75 shares of Common Stock for each share of Convertible Preferred Stock (reflecting a conversion price of $7.59 per share of Convertible Preferred Stock).

(3) Represents shares of Common Stock issuable upon conversion of all shares of Convertible Preferred Stock and exercise of all Warrants held by certain limited partnerships controlled by TCG Holdings, L.L.C., a Delaware limited liability company ("TCG Holdings"), as set forth in more detail in the following sentence. The cumulative TCG Holdings ownership figure represents (i) 1,826,339 shares beneficially owned by Carlyle Partners II, L.P., a Delaware limited partnership ("CPII"), (ii) 82,936 shares beneficially owned by Carlyle SBC Partners II, L.P., a Delaware limited partnership ("CSBCII"), (iii) 1,530,275 shares beneficially owned by Carlyle International Partners II, L.P., a Cayman Islands limited partnership ("CIPII"), (iv) 82,095 shares beneficially owned by Carlyle International Partners III, L.P., a Cayman Islands limited partnership ("CIPIII"), (v) 344,474 shares beneficially owned by C/S International Partners, a Cayman Islands partnership ("C/SIP"), (vi) 1,907 shares beneficially owned by Carlyle Investment Group, L.P., a Delaware limited partnership ("CIG"), (vii) 2,407,370 shares beneficially owned by Carlyle-IT International Partners, L.P., a Cayman Islands limited partnership ("CITIP"), (viii) 80,818 shares beneficially owned by Carlyle-IT International Partners II, L.P., a Cayman Islands limited partnership ("CITIPII"), and (ix) 199,847 shares beneficially owned by Carlyle-IT Partners, L.P., a Delaware limited partnership ("CITP"). TC Group, L.L.C., a Delaware limited liability company ("TC Group"), may be deemed to be the beneficial owner of 6,556,061 shares of ITC Common Stock as the general partner of CPII, CPSBCII, CIG, and CITP, and as the managing general partner of CIPII, CIPIII, C/SIP, CITIP and CITIPII. TCG Holdings, as a member holding a controlling interest in TC Group, may be deemed to share all rights herein described belonging to TC Group. Furthermore, because certain managing members of TCG Holdings are also managing members of Carlyle Investment Management, L.L.C., a Delaware limited liability company ("CIM"), TCG Holdings may be deemed the beneficial owner of the shares of Common Stock controlled by CIM (see footnote 4 below). The principal business address of TC Group and TCG Holdings is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington DC 20004. The principal business address of CPII, CPIII, CIG, CITP and CIM is Delaware Trust Building, 900 Market Street, Suite 200, Wilmington, Delaware 19801. The principal business address of CIPII, CIPIII, C/SIP, CITIP and CITIPII is Coutts & Co., P.O. Box 707, Cayman Islands, British West Indies.

(4) Represents shares of Common Stock issuable upon conversion of all shares of Convertible Preferred Stock and exercise of all Warrants held by the State Board of Administration of the State of Florida over which CIM holds sole voting and disposition power. Because certain managing members of TCG Holdings are also managing members of CIM, CIM may be deemed to be the beneficial owner of the shares of Common Stock controlled by TCG Holdings (see footnote 3 above).

(5) Such information is based solely from a Schedule 13G (Amendment No. 1) filed by T. Rowe Price Associates ("Price") with the SEC dated February 11, 2000. Of the 1,925,100 shares Price holds, it has sole power to vote or direct the vote of 531,700 shares. These securities are owned by various individual and institutional investors which Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price is deemed to be a beneficial owner of such securities; however, Price expressly disclaims that it is, in fact, the beneficial owner of such securities. Price's address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Such information is derived solely from a Schedule 13G filed by the "Osterweis Shareholders" which is comprised of the entities listed in the following sentence (filing as joint filers) with the SEC dated February 10, 2000. The Osterweis Shareholders are comprised of Osterweis Capital Management, Inc., Osterweis Capital Management, L.L.C., and John S. Osterweis. The Osterweis Shareholders report in such Schedule 13G that
     (i) Osterweis Capital Management, Inc. has sole voting power with respect to 732,949 shares, shared voting power with respect to 40,430 shares, and sole dispositive power with respect to 1,020,384 shares, (ii) Osterweis Capital Management, L.L.C. has sole voting power with respect to 413,170 shares, and sole dispositive power with respect to 429,094 shares and
     (iii) John S. Osterweis has sole voting power with respect to 1,146,119 shares, shared voting power with respect to 40,430 shares, and sole dispositive power with respect to 1,449,478 shares. The Osterweis Shareholders' address is One Maritime Plaza, Suite 800, San Francisco, California 94111.

(7) Mr. D'Aniello is a Managing Member of TCG Holdings. Mr. D'Aniello's interest in TCG Holdings is not controlling and thus Mr. D'Aniello expressly disclaims any beneficial ownership in the shares of Company Common Stock beneficially owned by TCG Holdings. Mr. Dolan is an employee of The Carlyle Group and holds no economic interest in either TC Group or TCG Holdings, and as such expressly disclaims any beneficial ownership in the shares of Company Common Stock beneficially owned by any of such entities.

(8) Includes 1,000 shares of Common Stock and 1,000 Depositary Shares (convertible into 1,070 shares of Common Stock) owned by Mr. McGill's wife, as to which Mr. McGill has no voting or dispositive power, and 1,250 shares owned by a revocable living trust maintained by Mr. McGill. Mr. McGill disclaims beneficial ownership of all such shares. Also includes 2,500 shares that may be purchased upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of April 18, 2000.

(9) Includes 1,081 shares of Common Stock owned by a revocable trust for Mr. Pogue's wife with respect to which Mr. Pogue is a trustee. Mr. Pogue disclaims beneficial ownership of all such shares.

(10) Includes 250,035 shares of Common Stock that may be purchased upon the exercise of options that are currently exercisable or that will become exercisable within 60 days of April 18, 2000 and 6,000 Depositary Shares (convertible into 6,421 shares of Common Stock).

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth the annual, long-term compensation and other compensation for services in all capacities to the Company for calendar years ("CY") 1999, 1998 and 1997, and fiscal year 1998 ("FY 1998") ended March 27,
1998 with respect to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, as of December 31, 1999 and two additional individuals, Messrs. Strawbridge and Mahoney, who were not Executive Officers as of December 31, 1999, but whose compensation would otherwise require disclosure (the "Named Officers").

                                                                               Long-Term
                                               Annual Compensation        Compensation Awards
                                           --------------------------- --------------------------
                                                            Other       Restricted   Securities    All Other
Name and Principal                                         Annual         Stock      Underlying   Compensation
Position                 Year(1) Salary($) Bonus($)(2) Compensation(3) Awards($)(4) Options(#)(5)    ($)(6)
------------------       ------- --------- ----------- --------------- ------------ ------------- ------------
Anthony J. DeLuca....... CY 1999 $449,042   $300,000      $216,467       $347,599      140,678     $  285,313
Chief Executive Officer  CY 1998 $378,462   $300,000           --             --        43,782     $   95,481
and President            FY 1998 $320,000   $170,000           --             --         8,333     $  248,250

David L. Backus (7)(9).. CY 1999 $225,000   $ 85,000           --        $ 67,598       38,477     $  112,061
Senior Vice President,   CY 1998 $166,666   $ 66,000           --             --         5,000     $  227,690
International and        CY 1997 $158,053   $ 37,500           --             --         7,500     $   41,593
Outsourcing

Gary L. Gardner (8)(9).. CY 1999 $200,395   $ 65,000      $ 39,872       $ 45,999       43,000     $   51,708
Senior Vice President,   CY 1998 $185,016        --            --             --        10,214     $   21,069
Commercial Engineering   CY 1997 $172,859   $ 33,302           --             --        36,000     $   29,754
and Construction

Enzo M. Zoratto......... CY 1999 $194,231   $ 65,000      $ 35,829       $ 45,999       43,000     $   42,268
Senior Vice President,   CY 1998 $166,923   $ 85,000           --             --        17,568     $   12,205
Government Services      FY 1998 $139,230   $ 45,312           --             --         1,354     $   15,880

M. Scott Bonta.......... CY 1999 $172,615   $ 65,000           --        $ 44,804       34,457     $   31,530
Senior Vice President,   CY 1998 $157,769   $ 85,000           --             --        12,500     $   24,460
Consulting and           FY 1998 $130,000   $ 35,689      $ 17,175            --         1,354     $   85,909
Technology; Chief
Information Officer

Philip O. Strawbridge
 (10)(11)............... CY 1999 $193,562   $ 82,082      $104,740            --        13,000     $  555,263
Senior Vice President
 and                     CY 1998 $263,567   $110,000           --             --        23,166     $1,612,191
Chief Administrative     CY 1997 $262,376   $144,600           --             --        75,000     $  109,817
Officer

James R. Mahoney (10)... CY 1999 $175,000   $ 73,726      $ 70,653            --         4,000     $  518,400
Senior Vice President,   CY 1998 $260,000   $ 66,812      $ 55,814            --         8,052     $  221,078
Consulting and Ventures  FY 1998 $260,000   $ 47,383      $ 40,681            --           --      $  143,687

--------
(1) On June 9, 1998, the Company elected to convert from a fiscal year ending on the last Friday in March to a fiscal year ending on the last Friday in December. The compensation reported for the Named Officers for CY 1999, 1998 and 1997 represents remuneration paid during the twelve-month period commencing January 1st and ending December 31st each year, which for purposes of this table corresponds to the Company's fiscal year. The compensation reported for FY 1998 for Messrs. DeLuca, Zoratto, Bonta and Mahoney represents remuneration paid during the twelve-month period commencing March 29, 1997 and ending March 27, 1998.

(2) Bonus amounts are reported in the fiscal year they are earned or accrued, even though some or all of the actual cash payment may be made in the next fiscal year. CY 1999 bonus payments for Messrs. Strawbridge and Mahoney represent a pro-rated bonus under the Company's 1999 Management Incentive Plan accrued and paid in 1999.

(3) For CY 1999, the dollar value of perquisites and other personal benefits for Mr. Backus and Mr. Bonta was less than reporting thresholds established by the SEC. Tax gross up payments on bonuses earned and paid under the Company's Executive Bonus Plan were paid in CY 1999 in the amounts of $176,537, $25,479, $21,725, $51,082 and $45,210 to Messrs.
     DeLuca, Gardner, Zoratto, Strawbridge and Mahoney, respectively. For FY 1998, Mr. Bonta received an auto allowance of $5,850 and tax reimbursement for relocation expenses reported under "Other Annual Compensation" of $10,104. Mr. Strawbridge received tax reimbursement for relocation expenses reported under "Other Annual Compensation" of $34,253 in 1999. Mr. Mahoney received tax reimbursement for relocation expenses reported under "Other Annual Compensation" of $33,183 in CY 1998 and $17,022 in FY 1998.

(4) Grants of Restricted Stock were approved primarily under the 1996 Plan, effective January 1, 2000, which vest in 25% increments over four years beginning one year from the date of grant. The number of Restricted Stock shares so issued to Named Officers was: Mr. DeLuca 38,093; Mr. Backus 7,408; Mr. Gardner 5,041; Mr. Zoratto 5,041; and Mr. Bonta 4,910. Mr. DeLuca's restricted stock was issued outside of the 1996 Plan. The dollar amount shown is based on the fair market value of the Common Stock on the date of grant (and as of the last day of FY 1999) and, except for Mr. DeLuca, represents the aggregate restricted stock holdings of Named Officers as of the last day of FY 1999. Mr. DeLuca's aggregate holdings as of the last day of FY 1999 were $370,411. Restricted Stock awards of Common Stock do not pay dividends.

(5) During CY 1999, non-qualified stock options were awarded under the 1996 Plan which vest in 25% increments over four years beginning one year from the date of grant, expire ten years after the date of grant, and were issued at an exercise price equal to fair market value of the Common Stock on date of grant. The number of option shares so issued, including options, if applicable, approved in 1999 by the Compensation Committee with a grant date of January 1, 2000 to the Named Officers are as follows: Mr. DeLuca 140,678; Mr. Backus 35,635; Mr. Gardner 18,000; Mr. Zoratto 18,000; Mr. Bonta 17,687; Mr. Strawbridge 13,000 and Mr. Mahoney 5,000. Also during CY 1999, stock options were awarded which vest at 100% four years after date of grant, expire five years after date of grant and were issued at an exercise price equal to fair market value of the Common Stock on date of grant. These options will vest on an accelerated basis as follows: 50% will vest if the Common Stock price averages $17.42 for a period of 90 consecutive days, and 50% will vest if the Common Stock price averages $20.91 for a period of 90 consecutive days. The number of option shares so issued to the Named Officers in CY 1999 were as follows:
     Mr. Backus 2,842; and Mr. Bonta 1,770. Also during CY 1999, stock options were awarded which vest in 25% increments over four years beginning one year from the date of grant, expire ten years after date of grant and were issued at an exercise price equal to the fair market value of the Common Stock on date of grant. These options will vest on an accelerated basis as follows: 25% will vest if the Common Stock price averages $17.50 for a period of 90 consecutive days, and 25% will vest if the Common Stock averages $21.00 for a period of 90 consecutive days. The number of option shares so issued to Named Officers in 1999 was as follows: Mr. Gardner 25,000; Mr. Zoratto 25,000 and Mr. Bonta 15,000.

  During CY 1998, stock options were awarded under the 1996 Plan which vest in 25% increments over four years beginning one year from date of grant, expire ten years after date of grant and were issued at an exercise price equal to the fair market value of the Common Stock on date of grant. The number of option shares so issued to the Named Officers in CY 1998 were as follows: Mr. DeLuca 25,000; Mr. Gardner 7,500; Mr. Zoratto 15,000; Mr. Bonta 12,500; Mr. Strawbridge 18,500 and Mr. Mahoney 5,000. Also, during CY 1998 options were awarded which vest 100% four years after date of grant and were issued at an exercised price equal to the fair market value of the Common Stock on date of grant. These options will vest on an accelerated basis as follows: 50% will vest if the Common Stock price averaged $13.50 for a period of 90 consecutive days, and 50% will vest if the Common Stock price averages $16.50 for a period of 90 consecutive days. The number of option shares so issued to Named Officers in CY 1998 were as follows: Mr. DeLuca 18,782; Mr. Gardner 2,714; Mr. Zoratto 2,568; Mr. Strawbridge 4,666 and Mr. Mahoney 3,052. During CY 1998, Mr. Backus was granted 5,000 options under the terms of the Fluor Daniel GTI Inc. ("GTI") Stock Plan.

  For FY 1997, each Named Officer (with the exception of Messrs. Backus, Gardner and Strawbridge who were not employed by the Company and therefore did not participate in the Company's FY 1997 Management Incentive Plan) who received a "Bonus" also received a grant of non-qualified stock options under the 1996 Plan in FY 1998 for achieving the performance objectives set forth in the 1997 Management Incentive Plan. The options vest in 25% increments over four years beginning one year from the date of grant, expire ten years after the date of grant and were issued at an exercise price equal to the fair market value of the Common Stock on the date of grant. The number of option shares so granted to the Named Officers in FY 1998 was as follows: Mr. DeLuca 8,333 shares; Messrs. Zoratto and Bonta 1,354 shares each, and Mr. Mahoney 4,333 shares. During CY 1997, Mr. Backus was granted 7,500 option shares under the terms of the GTI Stock Plan. During CY 1997, Mr. Gardner was granted 36,000 option shares under the terms of the OHM Stock Option Plan. Mr. Gardner was given certain elections, as were all persons who held options to purchase OHM stock under the OHM Stock Option Plan, which governed the handling of OHM options outstanding at the time of the merger with IT. These options, at Mr. Gardner's election, were cashed out on the same terms and conditions applicable to other OHM option holders.

(6) For CY 1999, the amounts shown for Messrs. DeLuca, Backus, Gardner, Zoratto, Bonta, Strawbridge, and Mahoney represent $1,411; $75; $365; $190; $179, $220 and $2,029 respectively of life insurance premiums in excess of $50,000. Although required to be reported as income, the Named Officers, as do all salaried employees, pay the cost of all life insurance premiums for life insurance coverage in excess of one times their salary. In addition, the amounts shown include: the Company's contribution to the Company's Retirement Plan, a defined contribution plan, for the Company's 401(k) Company matching contributions for Messrs. DeLuca, Backus, Gardner, Zoratto, Bonta, Strawbridge and Mahoney in the amounts of $8,000; $5,757; $8,000; $8,000; $8,000, $6,400 and $6,400
     respectively; the Company's contribution to the Company's Restoration Plan, a non-qualified supplemental retirement plan, to Messrs. DeLuca, Backus, Gardner, Zoratto, and Bonta in the amounts of $20,740; $3,250; $1,858; $5,428; and $4,921 respectively; partial forgiveness of the principal on a relocation loan to purchase a residence of $5,000 and $3,000 for Messrs. DeLuca and Bonta respectively; accrued but unused paid time off for Messrs. DeLuca, Backus, Gardner, Bonta, and Mahoney of $30,288; $48,678; $10,817; $11,308, and $60,874 respectively; reimbursed relocation expenses of $3,870 and $122,544 for Messrs. DeLuca and Strawbridge respectively; imputed interest on relocation loans of $7,511; $4,122 and $7,299 for Messrs. DeLuca, Bonta and Mahoney respectively; earnings on voluntary deferred compensation for Messrs. Backus, Gardner, Zoratto, Strawbridge and Mahoney of $512; $540; $145; $766 and $5,725, respectively; performance and continued service bonuses under the Company's Executive Bonus Plan of $208,494, $30,128, $28,506, $51,492 and
     $54,813 for Messrs. DeLuca, Gardner, Zoratto, Strawbridge and Mahoney; payment of $53,790 to Mr. Backus under the terms of a Retention Agreement entered into by Mr. Backus and GTI; contract termination payments to Mr. Strawbridge (see "Certain Transactions") of $251,883; and severance and related payments (see "Certain Transactions") payments to Messrs. Strawbridge and Mahoney of $121,957 and $381,260 respectively.

  For CY 1998, the amounts shown for Messrs. DeLuca, Gardner, Zoratto, Bonta, Strawbridge and Mahoney represent $9,008, $418, $639, $1183, $1,017 and $8,331 respectively of life insurance premiums in excess of $50,000. Although required to be reported as income, the Named Officers, as do all salaried employees, pay the cost of all life insurance premiums for life insurance coverage in excess of one times their salary. In addition, the amounts shown include: the Company's contribution to the Company's Retirement Plan, a defined contribution plan, for the Company's 401(k) Company matching contributions for Messrs. DeLuca, Backus, Gardner, Zoratto, Bonta, Strawbridge and Mahoney in the amounts of $6,877, $16,427, $9,457, $8,204, $7,952, $8,793, and $7,485 respectively; the Company's contribution to the Company's Restoration Plan, a non-qualified supplemental retirement plan, to Messrs. DeLuca, Gardner, Zoratto, Bonta, Strawbridge and Mahoney in the amounts of $16,059, $519, $3,362, $2,694, $874 and $7,000 respectively; partial forgiveness of the principal on a relocation loan to purchase a residence of $5,000, $3,000 and $10,000 for Messrs. DeLuca, Bonta and Mahoney respectively; accrued but unused paid time off of $26,346, $1,263, $10,674 and $6,250 for Messrs. DeLuca, Backus, Gardner and Bonta respectively; reimbursed relocation expenses of $26,554, $2,666 and $178,204 for Messrs. DeLuca, Strawbridge and Mahoney respectively; imputed interest on relocation loans of $5,637, $3,382 and $7,099 for Messrs. DeLuca, Bonta and Mahoney respectively; earnings on voluntary deferred compensation of $2,959 for Mr. Mahoney; a safety bonus paid by GTI to Mr. Backus of $10,000; severance and other entitled payments paid by OHM under the OHM merger agreement of $1,598,842 to Mr. Strawbridge; and $200,000 to Mr. Backus as full consideration for the value of foregone benefits and compensation had he returned to his previous employer (see "Certain Transactions").

  For FY 1998 for Messrs. DeLuca, Zoratto, Bonta and Mahoney and CY 1997 for Messrs. Gardner, Strawbridge, and Backus, the amounts shown for Messrs. DeLuca, Gardner, Zoratto, Bonta, and Mahoney, represent $7,507, $582, $680, $1,074, and $11,433 respectively, of life insurance premiums in excess of $50,000. Although required to be reported as income, the Named Officers, as do all salaried employees, pay the cost for all life insurance premiums for coverage in excess of one times their salary. In addition, the amounts shown include: the Company's contribution to the Company's Retirement Plan, a defined contribution plan, for the Company's fixed and 401(k) Company matching contributions for Messrs. DeLuca, Backus, Gardner, Zoratto, Bonta and Mahoney in the amounts of $4,800, $13,560, $2,370, $6,835, $10,289, and
  $7,908 respectively; the Company's contribution to the Company's Restoration Plan, a non-qualified supplemental retirement plan, to Messrs. DeLuca and Mahoney of $14,800 and $5,680, respectively; $3,500, $22,627, $3,000 and $10,000 for partial principal forgiveness on a relocation loan to purchase a residence for Messrs. DeLuca, Gardner, Bonta and Mahoney respectively; $27,692, $1,216, $8,365 and $6,250 in accrued but unused paid time off for Mr. DeLuca, Backus, Zoratto and Bonta respectively; $93,951, $42,899 and $35,157 in reimbursed relocation expenses for Messrs. DeLuca, Bonta and Mahoney respectively; $96,000; $32,500 and $78,000 in relocation mobility allowances for Messrs. DeLuca, Bonta and Mahoney respectively; $26,818 in miscellaneous other compensation paid by GTI to Mr. Backus; and $4,175 in imputed interest associated with a relocation loan to Mr. Gardner by OHM.

(7) Represents compensation earned by Mr. Backus as an employee of the Company and as an employee of Fluor Daniel GTI, Inc. ("GTI") which was acquired by the Company in December 1998. During the years reported, Mr. Backus was also paid compensation not reported herein attributable, or substantially attributable, to his employment with Fluor Daniel, Inc., parent to GTI, prior to the Company's acquisition of GTI. Options granted to Mr. Backus in CY 1998 and 1997 were issued by GTI. Mr. Backus' options, as were all outstanding options held by employees of GTI, were cashed out prior to the merger with the Company.

(8) Options granted to Mr. Gardner in CY 1997 were originally issued by OHM. Mr. Gardner, as were all employees of OHM who held outstanding options, was permitted to cash out the OHM options or convert OHM options to the Company's options equivalent in number of shares and exercise price.

(9) Amounts shown for Mr. Backus and Mr. Gardner under "All Other Compensation" for CY 1998 and 1997 paid by GTI and OHM respectively, are for GTI and OHM programs analogous to the referenced Company programs.

(10) Effective July 29, 1999, Mr. Strawbridge resigned as an officer of the Company with a termination of employment effective September 27, 1999. Effective August 21, 1999, Mr. Mahoney resigned as an officer and employee of the Company. For Messrs. Strawbridge and Mahoney, "Salary", "Bonus", "Other Annual Compensation", and "All Other Compensation", reflect amounts earned and/or paid prior to their respective employment termination dates, including severance and other related payments made after December 31, 1999 under the terms of their respective separation agreements associated with their employment termination which superceded their respective employment agreements.

(11) Remuneration shown for Mr. Strawbridge for CY 1998 reflects "salary" and "bonus" for IT and OHM combined, and "All Other Compensation" for IT and OHM as set forth in footnote #6. Remuneration shown for Mr. Strawbridge for CY 1997 reflects information published in OHM Corporation's shareholder meeting proxy materials for OHM's fiscal year 1997, with the exception that $144,600 CY 1997 bonus is comprised of $119,000 reported in the OHM proxy as paid in 1997 plus a bonus of $25,600 earned in 1997 but paid by OHM in 1998, of which $25,000 was earned in 1996 but paid by OHM in 1997 and $94,000 which was earned and paid in 1997.

Stock Option Grants in the Last Fiscal Year

  The following table provides information related to grants of stock options to the Named Officers pursuant to the Company's 1996 Plan during the fiscal year ended December 31, 1999 including options approved during 1999 by the Compensation Committee with a grant date of January 1, 2000. No stock appreciation rights ("SARs") were granted during the last fiscal year.

  The maximum number of shares authorized for issuance under the 1996 Plan as of December 31, 1999 was 1,330,809 (and as of April 18, 2000 is 1,786,191
shares), which is subject to increase by a number equal to 2% of the number of shares of Common Stock issued and outstanding on the first business day of each fiscal year of the Company through 2001.

  The 1996 Plan is administered by the Compensation Committee of the Board (the "Committee"). Subject to the provisions of the 1996 Plan, the Committee has full and final authority to adopt, amend and rescind rules and regulations relating to the 1996 Plan, select the employees to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

  In connection with the Company's acquisition of OHM, each holder of an option to purchase a share of OHM Common Stock (each an "OHM Option") granted under OHM's 1986 Stock Option Plan, the Directors Deferred Fee Plan, the Incentive Stock Plan and the Nonqualified Stock Option Plan for Directors (collectively, the "OHM Stock Plans") was required to elect the treatment of their OHM Options under the provisions of the OHM merger agreement. Holders of OHM Options with respect to 188,038 shares of OHM Common Stock (convertible into 262,126 shares of Company Common Stock) elected to have their OHM Options converted into options to acquire Company Common Stock in accordance with the terms of the OHM merger agreement and the Company assumed each such option. No further grants are allowed, however, under the terms of the Company's assumption of the OHM Stock Plans.

                                 Number of   Percent of Total
                                 Securities  Options Granted                                  Grant Date
                          Grant  Underlying    To Employees    Exercise Price                  Present
Name                      Date   Option (1) In Fiscal Year (2) Per Share (3)  Expiration Date Value (4)
----                     ------- ---------- ------------------ -------------- --------------- ----------
DeLuca.................. 2/23/99   50,000           4.2%          $13.2500        2/23/09      $422,000
                          1/1/00   90,678           7.6%          $ 9.1250         1/1/10      $521,399
                                  -------          ----                                        --------
                                  140,678          11.8%                                       $943,399
Backus.................. 2/23/99   18,000           1.5%          $13.2500        2/23/09      $151,920
                          3/8/99    2,842           0.2%          $13.9375         3/8/04      $ 17,791
                          1/1/00   17,635           1.5%          $ 9.1250         1/1/10      $101,401
                                  -------          ----                                        --------
                                   38,477           3.2%                                       $271,112
Gardner................. 2/23/99    6,000           0.5%          $13.2500        2/23/09      $ 50,640
                         7/29/99   25,000           2.1%          $13.9375        7/29/09      $222,500
                          1/1/00   12,000           1.0%          $ 9.1250         1/1/10      $ 69,000
                                  -------          ----                                        --------
                                   43,000           3.6%                                       $342,140
Zoratto................. 2/23/99    6,000           0.5%          $13.2500        2/23/09      $ 50,640
                         7/29/99   25,000           2.1%          $13.9375        7/29/09      $222,500
                          1/1/00   12,000           1.0%          $ 9.1250         1/1/10      $ 69,000
                                  -------          ----                                        --------
                                   43,000           3.6%                                       $342,140

                                 Number of   Percent of Total
                                 Securities  Options Granted                                  Grant Date
                          Grant  Underlying    To Employees    Exercise Price                  Present
Name                      Date   Option (1) In Fiscal Year (2) Per Share (3)  Expiration Date Value (4)
----                     ------- ---------- ------------------ -------------- --------------- ----------
Bonta................... 2/23/99    6,000          0.5%           $13.2500        2/23/09      $ 50,640
                          3/8/99    1,770          0.1%           $13.9375         3/8/04      $ 11,080
                         7/29/99   15,000          1.3%           $13.9375        7/29/09      $133,500
                          1/1/00   11,687          1.0%           $ 9.1250         1/1/10      $ 67,200
                                   ------          ---                                         --------
                          1/1/00   34,457          2.9%                                        $262,420
Strawbridge............. 2/23/99   13,000          1.1%           $13.2500        2/23/09      $109,720
Mahoney................. 2/23/99    4,000          0.3%           $13.2500        8/21/01      $ 33,760

--------
(1) Options granted February 23, 1999, July 29, 1999 and January 1, 2000 vest in 25% increments over four years beginning one year from the date of grant. Full vesting occurs on the fourth anniversary date and expires ten years after grant. Options become 100% vested and are exercisable for two years after retirement from the Company. Options granted March 8, 1999 vest 100% after four years and expire five years after grant. Vesting of the Options granted March 8, 1999 and July 29, 1999 are accelerated if the Company's Common Stock price increases to certain predetermined levels. 100% of the March 8, 1999 grant is subject to accelerated vesting, and 50% of the July 29, 1999 is subject to accelerated vesting. For the March 8, 1999 grant, options vested at retirement expire two years after retirement; options unvested at retirement are eligible to become vested for six months following retirement.

(2) Total options granted to employees in fiscal year includes options approved in 1999 by Compensation Committee with a grant date of January 1, 2000.

(3) The exercise price on options granted is the fair market value of the Common Stock on the date of grant.

(4) When calculating the present value of options shown in the table, the Company used the Black-Sholes option pricing model to obtain a calculated present value with certain assumptions regarding volatility, risk free interest rate and when the shares would be exercised throughout the vesting period. In addition, the Company took a 3% discount for each year in the vesting period to account for the risk of forfeiture in the event that the executive terminates employment with the Company. The Black-Sholes present value for options granted February 23, 1999 is $8.44 with assumptions as follows: volatility of.512; risk free interest rate of 5.45%; and an assumption that shares would be exercised evenly throughout the four year vesting period. The Black-Sholes present value for options granted March 8, 1999 is $6.26 with assumptions as follows: volatility of.509, risk free interest rate of 5.33% and an assumption that options would be exercised four years after grant, since accelerated vesting is subject to the price of company Common Stock achieving certain price thresholds. The Black-Sholes present value for options granted July 29, 1999 is $8.90 with assumptions as follows: volatility of.551; risk free interest rate of 6.28% and an assumption that options would be exercised evenly throughout the four year vesting period. The Black-Sholes present value for options approved by the Compensation Committee during FY 1999 but granted effective January 1, 2000 is $5.75 with assumptions as follows: volatility of.462; risk free interest rate of 6.79% and an assumption that options would be exercised evenly throughout the four year vesting period. These valuations are not intended to forecast possible future appreciation, if any, of the Common Stock. The real value of the option depends on the actual performance of the Company's Common Stock during the applicable period.

Aggregated Option Exercises During Last Fiscal Year and Option Values at End of Last Fiscal Year

  The following table provides information with respect to the exercise of stock options during the fiscal year ending December 31, 1999 by the Named Officers, and with respect to unexercised "in-the-money" stock options outstanding as of December 31, 1999. In-the-money stock options are options for which the exercise price is less than the market price of the underlying stock at the end of the fiscal year. No executive officer or any other employee of the Company held or exercised any SARs at any time during the fiscal year ended December 31, 1999.

                                                         Number of Securities
                                                        Underlying Unexercised        Value of Unexercised
                                                      Options at Fiscal Year End      In-The-Money Options
                                                             (In shares)            at Fiscal Year End($)(1)
                         Shares Acquired    Value    ---------------------------- ----------------------------
Name                       On Exercise   Realized($) Exercisable Unexercisable(2) Exercisable Unexercisable(2)
----                     --------------- ----------- ----------- ---------------- ----------- ----------------
DeLuca..................           0      $      0     56,058         88,807        $13,355       $13,353
Backus..................           0      $      0          0         20,842        $     0       $     0
Gardner (3).............           0      $      0      3,232         37,982        $     0       $     0
Zoratto.................         416      $    705      8,209         45,711        $ 2,191       $ 2,187
Bonta...................       5,521      $ 26,983         60         34,072        $     0       $ 2,062
Strawbridge (3)(4)......     143,524      $589,772          0              0        $     0       $     0
Mahoney (4).............      15,000      $156,912     53,609          1,526        $15,208       $     0

--------
(1) Represents the difference between the $9.1250 closing market price of the Company's Common Stock at December 31, 1999, minus the exercise price of the options.

(2) Mr. DeLuca's and Mr. Mahoney's options with respect to 2,500 shares and 2,000 shares respectively, have vested as a result of the passage of time but may not be exercised unless the Company's stock price increases to certain predetermined levels. Because the condition has not been satisfied and the options therefore are not vested, such options are not included in this table or the "Beneficial Ownership of Shares" table in
     Item 12.

(3) Mr. Gardner and Mr. Strawbridge's exercisable shares include shares originally issued by OHM which were converted to the Company's options equivalent in number of shares and exercise price. Mr. Gardner and Mr. Strawbridge, as were all employees of OHM who held outstanding OHM stock options, were permitted to cash out the OHM options or convert the OHM options to the Company's options equivalent in number of shares and exercise price.

(4) Effective July 29, 1999, Mr. Strawbridge resigned as an officer of the Company with a termination of employment effective September 27, 1999. Effective August 21, 1999, Mr. Mahoney resigned as an officer and employee of the Company.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed of five non-employee directors. The Compensation Committee reviews management compensation levels and evaluates management performance and related matters. The Compensation Committee also administers the Company's various management incentive plans, including the 1996 Stock Incentive Plan. This report relates to the fiscal year that ended December 31, 1999.

  The Compensation Committee retains the services of nationally known independent consulting firms specializing in executive compensation to assist it in performing its functions. During fiscal year 1999, the retained consultant conducted a comprehensive analysis of the Company's executive pay practices compared to competitive market practices. The Compensation Committee also reviewed surveys and other materials describing the compensation practices of companies from which the Company recruits and with which it competes for management talent. This includes other companies in general industry of similar size, as well as large engineering and construction companies and environmental services companies. The Committee considers this information and other factors in its deliberations on management compensation.

Compensation Committee Interlocks and Insider Participation

  No member of the Compensation Committee is a former or current officer or employee of the Company or its subsidiaries and there are no Compensation Committee interlocks.

Compensation Program Objectives

  The compensation strategy and programs are designed to attract, retain, and motivate key management and to align the financial interests of the Company's executive officers with those of its stockholders.

  The compensation strategy is designed to align management and stockholder interests by placing a large percentage of an executive officer's total compensation "at risk" in the form of annual and long-term incentives, which at target levels, are generally intended to provide at least 60% of total compensation. In addition, a substantial percentage of management's incentive compensation, both annual and long-term incentives will be linked to the value of the Company's Common Stock. Based upon the consulting firm's report, several actions were approved to reinforce this strategy. Grants of both Restricted Stock and Non-Qualified Stock Options were approved. In addition, the Compensation Committee approved the participation of additional executives, including Mr. Backus and Mr. Bonta, in the Executive Stock Ownership Program (ESOP), which was adopted in the prior fiscal year. The ESOP requires that, within a three-year period, key executives acquire and hold a number of shares of the Company's Common Stock equivalent to a multiple--which ranges from one-times for certain executives up to four-times for the Chief Executive Officer--of their base salary. This program, which may include a stock purchase loan program, stock options and an executive bonus program, is intended to significantly increase the equity holdings of participating executives. Additionally, the Compensation Committee approved the conversion of the existing Restoration Plan from a Non-Qualified Deferred Cash Compensation Plan to a Current Stock Plan.

  The Company's Management Compensation Program is designed to provide:

  (i) Base salaries that are competitive with general industry, including engineering and construction and environmental services;

  (ii) Competitive total annual cash compensation, delivered in substantial part through annual incentive compensation that varies in a consistent and predictable manner with the financial performance of the Company; and

  (iii) Long-term incentive compensation that focuses management on building shareholder value through the attainment of longer-term financial and strategic goals, and encourages management stock ownership.

  In the design and administration of the Management Compensation Program, the Company attempts to achieve an appropriate balance among various elements of compensation, each of which is discussed, as are Committee's actions, in greater detail below.

Base Salary

  As a guideline, the base salary for Company management is targeted at the fiftieth percentile level of general industry companies of similar size, including comparable engineering and construction and environmental services companies, in order to attract and retain key talent, in this highly competitive industry. The Company's salary plan for executive officers is approved, on an annual basis, by the Compensation Committee and takes into account individual performance, the Company's overall financial performance, and competitive practice.

  The Compensation Committee completed its annual review of officer pay levels and made salary adjustments during the fiscal year ended December 31, 1999 taking into consideration competitive pay practices, the need to retain key executives, and increased responsibilities associated with the strategic realignment of the Company's business units. Base salaries were adjusted as follows: Mr. Bonta was increased from $168,000 to $180,000; Mr. Gardner was increased from $185,000 to $225,000 and Mr. Zoratto was increased from $175,000 to $225,000. Since Mr. Backus joined the company late in fiscal year 1998, his salary was not increased during fiscal 1999.

Total Annual Cash Compensation (base salary plus annual incentive)

  As a guideline, total annual cash compensation is set at between the fiftieth percentile and the upper quartile of general industry companies, including comparable engineering and construction and environmental services, when annual performance goals and targets are achieved. Upper-quartile cash compensation can be earned only if business results significantly exceed Company goals.

Annual Incentive Compensation

  The Management Incentive Plan (the "MIP") is designed to reward executive officers and other key employees, on an annual basis, for their contributions to the achievement of corporate and business unit goals and for individual performance. Each fiscal year each eligible participant has a target incentive award that generally is expressed as a percentage of the participant's base salary for that fiscal year. The aggregate target incentive awards of all participants cannot exceed the size of an incentive fund, the dollar amount of which is determined by the Compensation Committee. The incentive fund, approved by the Compensation Committee, is directly linked to the Company's annual budget goals, which are approved by the Board of Directors. If the Company's performance exceeds budget, the maximum incentive award payable to participants is in the range of 150% of the target incentive award. Company goals are expressed in terms of specific financial targets that are established as part of the annual budgeting process.

  For the fiscal year that ended December 31, 1999, the target incentive awards adopted under the MIP were intended to provide an incentive to key management to continue to improve the financial performance of the Company. As performance measures, the Compensation Committee selected earnings before interest and taxes ("EBIT"), and collection of accounts receivable as measured by days' sales outstanding ("DSO"). Specific goals and financial targets associated with these measures were established for the annual performance period. Annualized target incentive awards ranged from 5% of salary for certain employees to 75% of salary for the Chief Executive Officer. Incentive awards begin to be earned when the Company reaches a threshold level of EBIT. Any incentive award funds earned are distributed following the end of the fiscal year, contingent on performance.

  Financial goals and targets were achieved for the fiscal year ended December 31, 1999. The distribution of incentive awards was determined for the period, by the Compensation Committee, on the basis of an assessment of Company's overall performance, and of individual performance in relation to established objectives. The total incentive awards earned by the Named Officers under the MIP for the fiscal year ended December 31, 1999 were as follows: Mr. DeLuca, $300,000; Mr. Backus, $85,000; and $65,000 each for Messrs. Bonta, Gardner and Zoratto.

  During the prior fiscal year, the Company adopted the Executive Bonus Plan (the "EBP") in order to provide an additional incentive to certain key executives, to improve its overall profitability and value on a sustainable long-term basis, and to have them remain with the Company. The EBP provides for a cash bonus to be paid upon the attainment of certain price targets for a share of Common Stock ranging from $13.50 to $25.00 for a period of 90 calendar days as well as a cash bonus to be paid annually to each key executive who remains with the Company over a three-year period. If the share price targets are achieved and the executive remains employed by the Company throughout the three-year period, then the annual bonus award would average approximately 15% of salary for certain executives and about 60% of salary for the Chief Executive Officer, based upon the executive's salary at the time participation commenced. During fiscal year 1999, Mr. Backus and Mr. Bonta commenced participation in the EBP.

  Bonuses were paid under the EBP for FY 1999, since the Company's share price averaged a pre-determined level for a period of 90 consecutive calendar days and for continued service through the first anniversary of the executive's participation in the EBP. A $30,128 bonus was paid to Mr. Gardner and a $28,506 bonus was paid to Mr. Zoratto.

Net Total Compensation
(total annual cash compensation plus the annualized value of long-term incentives)

  As a guideline, net total compensation for executive officers, through long-term incentive awards under the 1996 Plan, is set at between the fiftieth percentile and the upper quartile of general industry companies, including comparable engineering and construction and environmental services companies, when the Company's long-term goals to increase stockholder value are achieved or exceeded.

Long-Term Incentive Compensation Program

  The 1996 Plan authorizes the granting of various stock and cash-based incentive awards to officers and key employees of the Company and its subsidiaries. The 1996 Plan gives the Compensation Committee the flexibility to make longer-term incentive awards in a variety of forms to better align the long-term interests of the Company's management with those of its stockholders. In addition to other grants made during fiscal year 1999, the Compensation Committee approved grants of Restricted Stock and Non-Qualified Stock Options (NQSOs) both effective in January 2000. These grants vest in equal installments over four years. The number of shares granted to the Named Officers were as follows: Mr. Backus: 7,408 shares of Restricted Stock and 35,635 NQSOs; Mr. Bonta: 4,910 shares of Restricted Stock and 32,687 NQSOs; Mr. Gardner: 5,041 shares of Restricted Stock and 43,000 NQSOs, and Mr.
Zoratto: 5,041 shares of Restricted Stock and 43,000 NQSOs. In addition, upon commencement of participation in the ESOP, Mr. Backus was granted 2,842 NQSOs and Mr. Bonta was granted 1,770 NQSOs.

  Grants of stock were made associated with the conversion of the Restoration Plan from a Non-Qualified Deferred Cash Compensation Plan to a separate stock plan. Shares were granted to satisfy all accrued liability under the plan as of December 31, 1999. Shares issued, which were immediately vested, were as follows: Mr. Backus: 369 shares; Mr. Bonta: 883 shares; Mr. Gardner: 274 shares, and Mr. Zoratto: 1,021 shares.

Compensation of Chief Executive Officer

  The Committee assessed the competitiveness of Mr. DeLuca's salary for the fiscal year ended December 31, 1999 using competitive information developed by nationally known independent consulting firms. The Committee increased Mr. DeLuca's salary to $450,000 per annum. Mr. DeLuca earned an incentive award of $300,000 under the Management Incentive Plan for the current fiscal year, which reflected the achievement of the Company's EBIT and other financial goals and Mr. DeLuca's individual performance in relation to pre-established objectives. Mr. DeLuca also was paid bonuses under the EBP for FY 1999: a bonus in the amount of $143,062 since the price of a share of the Company's Common Stock averaged a pre-determined level for a period of 90 consecutive calendar days; and a bonus in the amount of $65,432 for continued service through the first anniversary of his participation in the EBP. The Committee also granted 50,000 NQSOs to Mr. DeLuca in fiscal year ended December 31, 1999 as part of an annual grant to officers. Mr. DeLuca participated in the grant of Restricted Stock and NQSOs for officers, which restricted stock was granted outside of the 1996 Plan, and which was effective January 2000. He received 38,093 shares of Restricted Stock and 90,678 NQSOs which vest equally over four (4) years. Mr. DeLuca received 7,655 shares of Company stock in settlement of accrued obligations under the conversion of Restoration Plan from a Non-Qualified Deferred Compensation Plan to a current stock plan. Mr. DeLuca also vested in 9,391 NQSO's granted pursuant to the ESOP since the Company's share price averaged a predetermined level for 90 consecutive calendar days during the fiscal year.

Section 162(m) of the Internal Revenue Code

  As of January 1, 1994, the Internal Revenue Code of 1986 (the "Code") was amended to eliminate the deductibility of certain compensation in excess of $1 million. Compensation awarded under a "performance-based" compensation program that was approved by stockholders is exempted from the deduction limitation. The Compensation Committee considered the effect of Section 162(m) of the Code on the Company's compensation programs when it adopted the 1996 Plan, which qualified as a "performance-based" compensation program under the Code. The Company intends to adopt "performance-based" compensation programs in the future as may be required. However, the Compensation Committee believes that its primary responsibility is to provide compensation programs that attract, retain, and reward executive talent in a manner that is in the best interests of both the Company and its stockholders. Accordingly, the Compensation Committee will consider tax-deductibility, but will not necessarily be limited by this consideration as it determines the Company's executive compensation strategy.

                                          THE COMPENSATION COMMITTEE
                                          Philip B. Dolan, Chairman
                                          Daniel A. D'Aniello
                                          Francis J. Harvey
                                          Charles W. Schmidt
                                          James David Watkins

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph sets forth the Company's cumulative total stockholder return on its Common Stock compared to the S&P 500 Index and a peer group of companies selected by the Company consisting of companies engaged in the environmental services industry at the end of each fiscal year. The companies in the peer group are: Foster Wheeler Corp., Harding Lawson Associates GP, Inc., Sevenson Environmental Services, Inc., Tetra Tech, Inc., TRC Companies, Inc., URS Corp., and Roy F. Weston, Inc. (the "Peer Group"). We deleted EMCON, Fluor Daniel GTI, Inc., and ICF Kaiser International, Inc. because we acquired all or a portion of each of those companies during this fiscal year and have included Foster Wheeler Corp., Tetra Tech, Inc., and URS Corp. (We substituted URS Corp. for Dames & Moore Group because URS acquired Dames & Moore Group during the fiscal year.) The Company believes that the Peer Group it has selected represents a group of reasonably comparable companies engaged in the environmental services industry.

[GRAPH APPEARS HERE]

                      3/31/95  3/29/96  3/27/97  3/28/98  12/24/98  12/31/99
The IT Group, Inc.      100      105       72      105       118       96
S&P 500 Index           100      132      162      234       265      322
Industry Group          100      131      111      116        95       77

  Assumes $100 invested on March 31, 1995 in the Company's Common Stock, the S&P 500 Index, and the Peer Group, and assumes the reinvestment of all dividends.

  THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

  THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             CERTAIN TRANSACTIONS

  Employment Agreements. The Company and Anthony J. DeLuca entered into an employment agreement with a term through November 1999. (Messrs. James R. Mahoney and Raymond J. Pompe, who left the Company's employ in 1999 had similar agreements.) The employment agreements provided for initial base salaries at the rates in effect at the time of the closing of the Investment, subject to annual upward adjustment at the discretion of the Compensation Committee of the Board of Directors (the "Compensation Committee"). Salaries were subject to reduction only in connection with action taken by the Board of Directors for all management employees. Each of the employment agreements provided for a short-term incentive compensation plan to be administered by the Compensation Committee. The target short-term incentive compensation level was 40%, and the maximum level was 60%, of base salary, except in the case of Mr. DeLuca, for whom the target level was 50%, and the maximum level was 75%, of base salary. The Company also was required to maintain long-term incentive plans administered by the Compensation Committee, to make awards, primarily of stock options, based on appropriate performance criteria. The annual awards were at the discretion of the Compensation Committee and generally targeted long-term incentive opportunities.

  The agreements provided for severance payments under certain circumstances. Under the agreements, the Company had "good reason" to terminate Messrs. DeLuca, Mahoney or Pompe because of the Company's performance if such persons failed to meet certain management forecasts for two consecutive fiscal years. If the executive was terminated because of the Company's performance (under the circumstances permitted in the agreements) within 24 months after a change in control, was terminated without reason, or resigned for cause, he was entitled to receive his base salary as adjusted from time to time ($450,000 in the case of Mr. DeLuca, $260,000 in the case of Mr. Mahoney and $280,000 in the case of Mr. Pompe) for 12 months following the termination (24 months in the case of Mr. DeLuca), or, if he was terminated because of the Company's performance (under the circumstances permitted in the agreements) but not within 24 months after a change in control, he was entitled to receive his base salary for six months following the termination (12 months in the case of Mr. DeLuca). In addition, under certain circumstances, the executive's short-term incentive compensation was to be paid on a pro-rated basis, and he was entitled to Company welfare benefits for a specified period.

  The Company provided loans to Messrs. DeLuca, Mahoney and Pompe to allow them to make substantial purchases of the Company's Common Stock in the open market. The agreements each required that within three months of the closing of the Investment, Mr. DeLuca purchase between $100,000 and $125,000 worth of Common Stock and Messrs. Mahoney and Pompe each purchase between $75,000 and $100,000 worth of Common Stock. All of the executives purchased the required amounts of Common Stock, and Messrs. DeLuca, Mahoney, and Pompe received loans in the principal amounts of $125,000, $100,000, and $100,000, respectively, to purchase the stock. In connection with the short-term compensation plan described above, the Company may provide for forgiveness of a certain portion of the loan principal and interest if previously agreed to targets were met or exceeded. The loans bear interest at the rate of 8.25% per year and are repayable upon the earlier of the executive's termination of employment or November 19, 1999. The term of Mr. DeLuca's loan was extended until November 19, 2000. Mr. Mahoney's loan was repaid as a part of his termination of employment (See Certain Transactions--Mahoney Separation Agreement). The Company has agreed with Mr. Pompe to extend the term of his loan pending the resolution of the claims arising out of his departure from the Company. The employment agreements also provided for reimbursement for business expenses and vacation and other benefits consistent with existing Company policies and practices.

  Additionally, as part of their employment agreements, each of Messrs. DeLuca, Mahoney and Pompe were bound by non-compete provisions with the Company if they terminated their employment by resignation.

  The Company expects to enter into a similar replacement agreement with Mr. DeLuca in the near future. The Company has also agreed to enter into employment agreements with certain other named executives with terms similar to those of the employment agreements for Messrs. Mahoney and Pompe. Such agreements generally will provide for the payment of 12 months of base salary in the event the executive is involuntarily terminated for other than cause.

  Backus Arrangements. David L. Backus, a Senior Vice President, agreed to be employed by the Company following our acquisition of GTI. While employed at GTI, Mr. Backus was on loan from his previous employer. The Company paid Mr. Backus $200,000 as full consideration for the value of foregone benefits and compensation that he would have been entitled to if he had returned to his previous employer.

  Strawbridge Separation Agreement. In connection with his resignation from the Company, Philip O. Strawbridge, a Senior Vice President and Chief Administrative Officer entered into an agreement dated as of November 15, 1999. Pursuant to that agreement, Mr. Strawbridge confirmed his prior resignation as an officer of the Company and received a one-time payment of $251,883, representing approximately one (1) year's salary, plus $55,799 in payment of accrued but unpaid Paid Time Off, $11,159 for COBRA costs, $25,000 for career transition and outplacement costs, $30,869 vested and payable under the terms of the OHM Supplemental Executive Retirement Plan, and $82,082 representing all sums due under the Company's FY 1999 Management Incentive Plan. Mr. Strawbridge also received $30,000 to buy out outstanding options under the Company's 1996 Plan and $32,998 representing sums vested and payable under the Company's Deferred Compensation and Restoration Plans. Mr. Strawbridge also agreed to repay on or before April 28, 2000 his $142,545 loan under the 1998 Executive Stock Ownership Program. These terms are consistent with the employment agreement offered to Mr. Strawbridge. (The Company also previously paid Mr. Strawbridge $1,400,000, which is the amount he would have received under his employment agreement with OHM if his employment with OHM had been terminated following a change of control, such as occurred when the Company acquired OHM.)

  Mahoney Separation Agreement. In connection with his resignation from the Company, Mr. James R. Mahoney, a Senior Vice President, entered into an agreement dated as of February 28, 2000. Pursuant to the agreement, Mr. Mahoney confirmed his prior resignation as an officer of the Company and the Company agreed to pay him a severance payment of $340,000 less amounts previously paid him as salary. Mr. Mahoney also received $2,604 accrued but unpaid Paid Time Off, $25,000 on account of outplacement services, and $16,260 in other miscellaneous payments. The Company also agreed to allow stock options and restricted stock previously granted to vest and remain exercisable as though he had retired from the Company. With respect to Mr. Mahoney's relocation loan, of which $80,000 in principal remained outstanding as of his resignation, Mr. Mahoney will, as required under his promissory note, pay the loan with interest in annual installments until fully repaid beginning as of his resignation. Mr. Mahoney also authorized the Company to withhold the $100,000 balance due under his 1996 Stock Purchase Loan from his severance payments. Mr. Mahoney also agreed to pay the remaining balance of $107,524 due under his 1998 Executive Stock Ownership Program Loan according to its terms on September 19, 2000. The Company also released Mr. Mahoney from non-competition and other obligations under his 1996 Employment Agreement. These terms are consistent with the provisions of his 1996 Employment Agreement.

  Retention of Eckert Seamans Cherin & Mellott. The Company has retained the law firm of Eckert Seamans Cherin & Mellott, to which Robert F. Pugliese, a director of the Company, is Special Counsel, to perform approximately $180,000 of services during the fiscal year ending December 31, 1999 in connection with the acquisition of OHM and certain employment litigation.

  Relocation Loans. In certain circumstances, the Company has granted and may in the future grant interest-free loans to executive officers, officers and certain other employees principally for real estate purchases in connection with company-initiated transfers to a new location. All loans are approved by the Compensation Committee and are to be secured by the principal residence of the individual.

  In connection with the relocation and consolidation of the Company's corporate headquarters from Torrance, California to Pittsburgh, Pennsylvania in June 1997, and other relocations occurring at approximately the same time, the Company offered relocation assistance to a limited number of officers and key employees. Relocation assistance packages offered to these individuals involve three elements: 1) reimbursement of out-of-pocket relocation expenses, including travel, real estate brokerage commissions (up to a 6% maximum), and loan origination fees (up to a maximum of two points), 2) a loan to be used for the purchase of a new residence, and

3) a mobility allowance of between 15% and 30% of salary (Mr. DeLuca received a 30% allowance and Mr. Bonta received a 25% allowance in connection with their relocations). Amounts paid to reimburse out-of-pocket expenses were "grossed-up" for tax purposes. The loans to relocating employees have ten year terms, are to be secured by the residence purchased, and do not bear interest as long as the employee stays with the Company. Five percent of the loan principal is required to be repaid annually by the employee and 5% will be forgiven annually by the Company for each year the employee remains with the Company. The loans are also due upon the sale of the residence purchased. Mr. DeLuca accepted a loan of $70,000 in May 1997 and the balance of $30,000 in August 1998. During the fiscal year ended December 31, 1999, (i) Mr. DeLuca repaid $3,500 of the loan, and (ii) the maximum amount owed by Mr. DeLuca to the Company under the loan was $91,000. As of April 5, 2000, the principal amount outstanding for Mr. DeLuca's loan was $80,000. In 1996, Mr. Bonta accepted a loan of $60,000. During the fiscal year ended December 31, 1999, the maximum amount owed by Mr. Bonta under the loan was $54,000 and as of April 5, 2000, the principal balance was $48,000.

  Executive Stock Ownership. The Company has adopted an Executive Stock Ownership Program which requires that within three years certain key executives own an amount of the Company's Common Stock equal to a multiple of their salary ranging from one times salary for vice presidents to four times salary for Mr. DeLuca. To assist these executives in meeting the ownership guidelines, the Company provided loans to Messrs. DeLuca, Backus, Bonta, Gardner and Zoratto in the amounts of $939,100; $198,000; $123,300; $135,700 and $128,400 respectively, to purchase the Company's Common Stock. The Company also provided similar loans totaling $921,600 to seven other key executives. All of the executives used the loans solely to purchase the Company's Common Stock at current market prices. The loans bear interest at a rate ranging from 4.46% to 5.25% per year and are repayable upon the earlier of the executives' termination of employment or three (3) years. The executives should be able to repay the loans from incentive compensation payments earned during the loan period.

  Carlyle Financial Advisory Fees. In connection with the Investment, the Company agreed to pay Carlyle (i) an annual financial advisory fee of $100,000, payable quarterly; and (ii) investment banking fees (equal to 1% of transaction value) and reimbursement of reasonable out-of-pocket expenses for investment banking services rendered to the Company.

  Indemnification. The General Corporation Law of the State of Delaware, the state of incorporation of the Company, and the Bylaws of the Company provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified must be made by a majority of disinterested directors, independent legal counsel or the stockholders.

  Directors and officers of the Company are covered under policies of directors' and officers' liability insurance. The directors and all officers serving the Company as Senior Vice President or in a higher position and certain other officers are parties to Indemnity Agreements (the "Indemnity Agreements"). The Indemnity Agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The Indemnity Agreements are generally intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's service to the Company.

  Additionally, the Company's Certificate of Incorporation provides that its directors are not to be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by law. This provision is intended to allow the Company's directors the benefit of the Delaware General Corporation Law which provides that directors of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duty of care, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

  Further, pursuant to the OHM merger agreement, the Company agreed to indemnify and hold harmless, to the fullest extent permitted under applicable law (and the Company will also advance expenses as incurred to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of OHM and its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the acquisition of OHM, including the transactions contemplated by the OHM merger agreement, which is based or arises out of the fact that such person is or was a director or officer of OHM or any of its subsidiaries. In addition, for not less than six years after the effective time, the Company and OHM will maintain OHM's and its subsidiaries' existing directors' and officers' liability insurance ("D&O Insurance"), subject to certain maximum premium payments, provided that the Company may substitute therefor policies having at least the same coverage and containing terms which are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance with respect to matters existing or occurring at or prior to the effective time or may purchase a six-year extended reporting endorsement under OHM's existing D&O Insurance.

  The Company has substantially similar indemnification obligations with respect to persons who are or were directors, officers, employees or agents of GTI and EMCON before or after the effective time of the respective mergers with GTI and EMCON, pursuant to the respective agreements for the acquisition of GTI and EMCON.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors, certain officers of the Company and persons holding more than 10% of the Company's Common Stock to file reports concerning their ownership of Common Stock by dates established under the Exchange Act and also requires that the Company disclose any noncompliance with those requirements during the year ended December 31, 1999. Based solely upon a review of reports delivered to the Company, the Company believes all Section 16(a) filing requirements were satisfied.

                              INDEPENDENT AUDITOR

  Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 1999 and has been selected as the auditor for the current fiscal year, as recommended by the Audit Committee. A representative of that firm is expected to be at the Annual Meeting and will have an opportunity to make a statement, if desired. The representative will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

  The Company expects to hold its next annual meeting of stockholders on May 23, 2001. Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials for the annual meeting in the year 2001 under Exchange Act Rule 14a-8 must set forth such proposal in writing and file it with the Secretary of the Company a reasonable time in advance of the date of mailing the Company's proxy statement. The Company will consider any proposal filed on or before January 23, 2001 to be in compliance with such requirement. The Board of Directors of the Company will review any proposals from eligible stockholders which it receives by that date and, with advice of counsel, will determine whether any such proposal will be included in its 2001 proxy solicitation materials under applicable SEC proxy rules. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held. In addition, under the Company's bylaws, a stockholder who wishes to propose business for consideration at the annual meeting in the year 2001 or to nominate persons for election to the Board of Directors must deliver to the Company the information specified in the Company's Bylaws regarding such proposal or nomination not later than the "Advance Notice Deadline Date." For this purpose, the Advance Notice Deadline Date is the date that is 60 days in advance of the date of the annual meeting in the year 2001 or, if later, the fifteenth day following the date the Company first announces the date for the annual meeting in the year 2001. Under Exchange Act Rule 14a-4, as recently amended, the Company also may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal before the Advance Notice Deadline Date.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 (the "Annual Report" or the "1999 Annual Report") is being mailed to stockholders together with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, and such information is incorporated in this Proxy Statement by reference and is part of the proxy soliciting material.

                            FORM 10-K ANNUAL REPORT

  The Company will provide to any stockholder, without charge, a copy of its Report on Form 10-K for the fiscal year ended December 31, 1999, including financial statements, filed with the SEC, upon the request of any such stockholder. Requests should be directed to The IT Group, Inc., Attention:
Investor Relations, 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, 412-372-7701.

                           GENERAL AND OTHER MATTERS

  The Company will bear the cost of this solicitation of proxies, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. The Company has engaged MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies, for which MacKenzie will be paid a management fee of not to exceed $6,500 plus out-of-pocket expenses.

  As of the date of this Proxy Statement, there are no other matters to be brought before the Annual Meeting. Pursuant to the Company's Bylaws, in order to present business at the Annual Meeting other than that proposed by the Board, a stockholder must give written notice to the Secretary of the Company not later than sixty days in advance of the Annual Meeting or, if later, the fifteenth day following the first public disclosure of the date of the Annual Meeting. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business; (iii) the class, series and number of shares of the Company that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. In addition, a stockholder making any such proposal must promptly provide any information reasonably requested by the Company. Should any other matters come before the Annual Meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

                                          By Order of the Board of Directors,

                                          /s/ James G. Kirk
                                          James G. Kirk
                                          Secretary

May 1, 2000
Monroeville, Pennsylvania

                                  APPENDIX I

                           2000 STOCK INCENTIVE PLAN
                                      OF
                              THE IT GROUP, INC.

SECTION 1. PURPOSE OF PLAN

  The purpose of this 2000 Stock Incentive Plan (this "Plan") of The IT Group, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its officers, directors and other senior management and technical personnel and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2. ADMINISTRATION OF PLAN

  2.1 Composition of Committee. This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof and in such instances references herein to the Committee shall refer to the Board. Unless otherwise provided by the Board:
(a) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of the Board of Directors or of two or more directors each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), (b) with respect to any Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), and (c) with respect to any other Award, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

  2.2 Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

  (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported on the New York Stock Exchange (or such other stock exchange or quotation system on which Shares are then listed or quoted) for the business day immediately preceding such date; and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

  (b)  to determine which persons are Eligible Persons (as defined in Section
       4), to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

  (c) to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change of Control), or other factors;

  (d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

  (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

  (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

  (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

  (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

  2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select

SECTION 3. STOCK SUBJECT TO PLAN

  3.1 Aggregate Limits. The aggregate number of shares of the Company's Common Stock, $.01 par value ("Shares"), issued pursuant to all Awards granted under this Plan shall not exceed 455,000 plus an annual increase on the first business day of each of the Company's fiscal years 2001, 2002, 2003, 2004 and 2005, of a number of Shares equal to two percent (2%) of the number of Shares issued and outstanding on each of such dates. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10.2 and Section 11. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

  3.2 Tax Code Limits. The aggregate number of Shares issuable under all Options and Incentive Stock Awards granted under this Plan during any calendar year to any one Eligible Person shall not exceed 200,000, subject to the further limitation set forth in Section 6.8 with respect to Nonemployee Directors. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Code
Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m). The aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 900,000, which number shall be calculated and adjusted pursuant to Section 3.3 and Section 10 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an ISO under Code
Section 422.

  3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

  Any person, including any director of the Company, who is an employee or prospective employee of the Company or of any of its subsidiaries or affiliates shall be eligible to be considered for the grant of Awards hereunder (an "Eligible Person"). For purposes of Section 6.8, an "Eligible Person" shall also include a director of the Company who is not a salaried employee (a "Nonemployee Director"). Unless provided otherwise by the Committee, the term "employee" shall mean an "employee" as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended. A "Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

SECTION 5. PLAN AWARDS

  5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

  (a) Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the "Option Document"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section
       6. Options may be granted to Nonemployee Directors only pursuant to
       Section 6.8

  (b) Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (which may include continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

  (c) Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount, payable in cash or Shares, based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the "Incentive Bonus Document").

  5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. OPTIONS

  The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

  6.1 Option Document. Each Option Document shall contain provisions regarding
(a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

  6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that (a) the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired, and (b) in the event an Eligible Person is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted.

  6.3 Option Term. The "Term" of each Option granted under this Plan, including any ISOs, shall be 10 years from the date of its grant, unless the Committee provides for a lesser term.

  6.4 Option Vesting. Options granted under this Plan shall become vested and/or exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee.

  6.5 Termination of Employment or Service. Subject to Section 11, unless the Committee provides otherwise the terms of any Option granted under the Plan shall provide (a) that if the Eligible Person to whom such Option was granted ceases to be an employee for any reason other than death, disability or Retirement, the Option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Eligible Person's status as an employee ceased, and that on the death, disability or Retirement of an Eligible Person the Option shall become fully exercisable; and (b) that the Option shall expire and cease to be exercisable upon the earlier of the expiration of the Option Term and (i) in the case of the Eligible Person's termination of employment on account of the Retirement, the second anniversary of the date of the Eligible Person's Retirement; (ii) in the case of the Eligible Person's termination of employment on account of the death or disability, the first anniversary of the termination of the Eligible Person's employment, (iii) in the case of the Eligible Person's termination of employment on account of a termination for cause, one month after the termination of the Eligible Person's employment, and (iv) in the case of the Eligible Person's termination of employment for any reason other than the foregoing, ninety (90) days after the termination of Eligible Person's employment.

  6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker selected or approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (e).

  6.7 No Option Repricing. Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

  6.8 Nonemployee Director Options. Upon first joining the Board of Directors each Nonemployee Director may be granted an initial Nonqualified Option and thereafter may be granted annually a Nonqualified Option (any such Option, a "Nonemployee Director Option"), in each case to purchase a number of Shares as set forth by the Committee or the Board of Directors. Notwithstanding the foregoing, the aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed 5,000. Except as otherwise set forth in this Section 6.8, Nonemployee Director Options shall be subject to the other terms, conditions and limitations as are established by the Committee or the Board of Directors or provided for pursuant to the Plan.

SECTION 7. INCENTIVE BONUSES

  Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Committee.

  7.1 Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed $1,500,000.

  7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance- based compensation" under Code
Section 162(m).

  7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash or other property. Any Incentive Bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

  7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8. INCENTIVE STOCK

  Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

  8.1 Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

  8.2 Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

  8.3 Share Vesting. The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted.

  8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

  8.5 Termination of Employment. Subject to Section 11, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Participant shall be subject to such procedures as determined by the Committee.

SECTION 9. OTHER PROVISIONS APPLICABLE TO AWARDS

  9.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (i) in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in
Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, (ii) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

  9.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation, and amortization), (c) stock price, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, and (n) market share. To the extent consistent with Section 162(m) of the Code, the Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

  9.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

  9.4 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

  9.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

  9.6 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy,
(b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 10. CHANGES IN CAPITAL STRUCTURE

  10.1 Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee,
(i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

  10.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, and if such event occurs after a Change of Control the Committee shall, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as "performance-based compensation" under Section 162(m) of the Code.

SECTION 11. CHANGE OF CONTROL

  11.1 Definitions. Unless the Committee provides otherwise,

  For purposes of the Plan and Awards granted under the Plan, the term "Change of Control" shall mean the first to occur of the following events:

  (a) any date upon which the directors of the Company who were nominated by the Board of Directors for election as directors and/or were elected by the holders of the Cumulative Convertible Participating Preferred Stock of the Company cease to constitute a majority of the directors of the Company; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be counted as having been nominated by the Board of Directors for this purpose;

  (b) a reorganization, merger or consolidation of the Company the consummation of which results in the outstanding securities of any class then subject to the Award being exchanged for or converted into cash, property and/or securities not issued by the Company,

  (c) the acquisition of substantially all of the property and assets of the Company by any person or entity;

  (d)  the dissolution or liquidation of the Company;

  (e) the date of the first public announcement that any person or entity, together with all Affiliates and Employees (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 35% or more of the voting power of the Company; provided, however, that the terms "person" and "entity," as used in this subsection (e), shall not include
     (i) the Company, any of its subsidiaries, The Carlyle Group and its Affiliates, (ii) any employee benefit plan of the Company or any of its subsidiaries, or (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan; or

  (f) any other event specified by the Committee, regardless of whether at the time an Option is granted or thereafter.

  11.2 Effect of Change of Control on Options. The Committee may provide, either at the time an Option is granted or thereafter, that a Change of Control shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Option is granted or thereafter, that if a Change of Control occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Changes of Control described in (a) and (e) above shall be the Committee as constituted prior to the occurrence of such Change of Control) acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following alternatives or combination of alternatives with respect to outstanding Options (which alternatives may vary among individual Participants and may be conditional on the occurrence of such of the Change of Control events specified in clause (a) through (e) above): (1) accelerate the time at which Options then outstanding may be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the Shares received upon exercise of such Option in the event of a Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term, (3) require the mandatory surrender to the Company of outstanding Options held by such Participant (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or not later than sixty days after such Change of Control, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Shares subject to such Option over the aggregate exercise price for such Shares, or (4) allow the Option to be adjusted as provided in Section 10.2; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) that, if the Participant exercised his accelerated Options pursuant to alternative 1 or 2 and participated in the transaction specified in clause (a), (b) or (d) or received cash pursuant to alternative 3, would result in the Participant's owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had alternative 1, 2 or 3 been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of the Participant, the Committee may in lieu of the foregoing make such provision with respect of any Change of Control as it deems appropriate.

  11.3 Effect of Change of Control on Other Awards. The Committee may provide, either at the time an Award is granted or thereafter, that a Change of Control shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Award is granted or thereafter, that if a Change of Control occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Changes of Control described in (a) and (e) above shall be the Committee as constituted prior to the occurrence of such Change of Control) acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following alternatives or combination of alternatives with respect to outstanding Awards (which alternatives may vary among individual Participants and may be conditional on the occurrence of such of the Change of Control events specified in clause (a) through (e) above): (1) accelerate the time at which Awards theretofore made may be issued or vested and/or eliminate or waive any forfeiture provisions relating to such Awards (so as to permit the Participant to participate with the Shares in the event of a Change of Control), (2) require the mandatory surrender to the Company of outstanding Awards held by such Participant (irrespective of whether such Awards are then vested, or whether the Shares under such Award are then subject to forfeiture or otherwise subject to other terms and conditions under such Award) as of a date, before or not later than sixty days after such Change of Control, specified by the Committee, and in such event the Committee shall thereupon cancel such Awards and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the Shares subject to that portion of the Award as the Committee may designate over any amount due to the Company from the Participant with respect to such Shares, or (3) allow the Award to be adjusted as provided in Section 10.2; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) that, if the Participant participated in the transaction specified in clause (a), (b) or (d) or received cash pursuant to alternative 2, would result in the Participant's owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had alternative 1, 2 or 3 been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of the Participant, the Committee may in lieu of the foregoing make such provision with respect of any Change of Control as it deems appropriate.

SECTION 12. TAXES

  12.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

  12.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any Award shall be paid or, at the election of the Participant, may be paid by the Company withholding shares of the Company's capital stock otherwise issuable or subject to such Award, by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION 13. AMENDMENTS OR TERMINATION

  The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 10.2 and the Change of Control provisions of Section 11, no such amendment shall, without the approval of the stockholders of the Company:

  (a) increase the maximum number of Shares for which Awards may be granted under this Plan;

  (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

  (c)  reduce the exercise price of outstanding Options;

  (d)  extend the term of this Plan;

  (e)  change the class of persons eligible to be Participants;

  (f) increase the number of shares subject to Nonemployee Director Options granted to a Nonemployee Director pursuant to Section 6.8;

  (g) increase the percentage of shares that are eligible for non-Option Awards; or

  (h) after any Change of Control, impair the rights of any Award holder without such holder's consent.

  The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration either
(i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

SECTION 14. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

  This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

  No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15. OPTION GRANTS AND AWARDS BY SUBSIDIARIES

  In the case of a grant of an Option or other Award granted to any Eligible Person employed by a subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the Shares to the Participant in accordance with the terms of the Option or other Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option or other Award may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 16. NO RIGHT TO COMPANY EMPLOYMENT

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17. LIABILITY OF COMPANY

  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

  (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

  (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 18. EFFECTIVENESS AND EXPIRATION OF PLAN

  This Plan shall be effective on the date of stockholder approval of this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than five
(5) years after the effective date of this Plan.

SECTION 19. NON-EXCLUSIVITY OF PLAN

  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20. GOVERNING LAW

  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

                                                                         1970-PS

                                  DETACH HERE





                                     PROXY

                              THE IT GROUP, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 8, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned constitutes and appoints ANTHONY J. DELUCA and JAMES G. KIRK and each of them, attorneys-in-fact and proxies of the undersigned, to represent the undersigned and to vote all shares of Common stock, $0.01 par value, of The IT Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "2000 Annual Meeting") to be held at 9:00 a.m. Eastern Time, on Thursday, June 8, 2000, at The IT Group, Inc. located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146-2792, and at any adjournment or postponement thereof. All proxies shall be voted as directed, or if no direction is given, for the nominees named and proposals included on the reverse side.


 _____________                                                    _____________
| SEE REVERSE |                                                  | SEE REVERSE |
|    SIDE     |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    |    SIDE     |
 _____________                                                    _____________

                                  DETACH HERE

    Please mark                                                           ____
[X] votes as in                                                               |
    this example                                                              |


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF THE IT GROUP, INC.


  1. Election of Directors.

     Nominees: (01) Anthony J. DeLuca, (02) Francis J. Harvey,
               (03) James C. McGill, (04) Richard W. Pogue and
               (05) Charles W. Schmidt


                  FOR                    WITHHELD

                  [_]                       [_]



[_]
    --------------------------------------
     For all nominees except as note above


                                               FOR        AGAINST      ABSTAIN

  2. Approval of the 2000 Stock Incentive      [_]          [_]          [_]
     Plan.


  3. In the discretion of the proxyholders with respect to any other matter that may properly come before the 2000 Annual Meeting and at any adjournment or postponement thereof. The Board of Directors is not aware of any other matters that will be presented at the meeting.



  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]


  Please sign exactly as your name appears hereon. If more than one owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.





Signature:                 Date:         Signature:               Date:
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